SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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EL PASO CORPORATION

(Name of Registrant as Specified in Its Charter)

SELIM K. ZILKHA

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SELIM K. ZILKHA

1001 McKinney

Suite 1900

Houston, Texas 77002

May 12, 2003

To the Stockholders of El Paso Corporation

Dear Fellow Stockholders:

As one of the largest stockholders of El Paso Corporation, I have watched with great dismay the disastrous decline in the value of El Paso’s securities, including the precipitous drop in its stock price and the recent series of debt ratings downgrades. I believe this drastic decline is the result of a tremendous loss of confidence in the current management and the board that supports it, and of an alarming series of errors in judgment by that group. I believe that the best way to restore confidence in El Paso and turn around its fortunes is to replace the current board with directors who have the credibility and the solid experience in the energy industry necessary to maximize the value and productivity of El Paso’s employees and assets. I believe that I have assembled the right group to meet the challenges facing El Paso and urge you to support their election as directors of El Paso. In light of the serious damage done to El Paso, there can, of course, be no assurance that we will be able to restore confidence in El Paso or turn it around.

I urge you to read the enclosed Proxy Statement carefully, as it contains more detailed information about the nominees and the other proposals I will present at the Annual Meeting.

Vote for change. Vote to replace the directors who have so badly failed us. Vote “FOR” the election of R. Gerald Bennett, C. Robert Black, Charles H. Bowman, Ronald J. Burns, Stephen D. Chesebro’, Ted Earl Davis, John J. Murphy, John V. Singleton and Selim K. Zilkha by signing the enclosed BLUE Proxy and returning it to Innisfree M&A Incorporated in the self-addressed, postage-paid envelope provided.

If you have any questions, please feel free to call Innisfree M&A Incorporated toll free at (877) 750-5837. Banks and brokers may call collect at (212) 750-5833.

Thank you for your support.

Sincerely,

Selim K. Zilkha

This Proxy Statement is dated May 12, 2003 and was first furnished to stockholders on or about May 12, 2003.

2003 Annual Meeting of Stockholders of  El Paso Corporation

Proxy Statement  of  Selim K. Zilkha

This proxy statement (the “Proxy Statement”) and the enclosed BLUE proxy card are being furnished to you, the stockholders of El Paso Corporation, a Delaware corporation (“El Paso” or the “Company”), in connection with the solicitation of proxies by Selim K. Zilkha (the “Stockholder”) for use at the 2003 Annual Meeting of Stockholders of El Paso (including any adjournments, postponements, reschedulings or continuations of the meeting, the “2003 Annual Meeting”).

El Paso has announced that the 2003 Annual Meeting will be held on June 17, 2003, beginning at 2:00 p.m. (Central time) at the George R. Brown Convention Center, 1001 Avenida de las Americas, Houston,  Texas 77010. El Paso has announced that the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the 2003 Annual Meeting is May 2, 2003.

The Stockholder believes the performance of El Paso’s current Board of Directors and management has been inexcusably poor and that they should be replaced. The recent minor changes in the composition of the Board have not changed this belief. Less than three years ago, El Paso’s fully integrated core businesses of natural gas exploration combined with nationwide pipeline distribution system and its solid balance sheet made it a very successful commercial enterprise. Since that time, the current Board has led a once-proud company to the point that its very viability is being publicly questioned. Specifically, the current Board and management have:

•	presided over an enormous decline in shareholder value (over 90% by some measures, see “Reasons for the Solicitation” on page 4.);

•	diverted management attention and focus by repeatedly changing El Paso’s business strategy, including by pursuing and then abandoning high-risk ventures, such as telecommunications, energy trading, liquified natural gas (“LNG”) and off-balance sheet financing transactions, that proved disastrous;

•	changed its business plan yet again on May 1, 2003 when it eliminated the Non-merchant Power Business from its definition of core assets. As recently as April 24, 2003, El Paso considered Non-merchant Power a core business;

•	incurred excessive levels of debt, including through off-balance sheet financing schemes, triggering the current liquidity crisis facing El Paso;

•	entered into a massive $1.7 billion settlement of claims by governmental authorities regarding energy trading which, if true, would indicate that the Board permitted, or at least failed to prevent, a corrupt culture to develop at El Paso;

•	signed off on financial disclosures so lacking in clarity that even a leading financial institution such as Morgan Stanley can’t determine its true level of debt (but has concluded that debt is excessive); and

•	trumpeted a plan to sell non-core assets while in fact selling mostly core assets.

The Stockholder further believes that only immediate, fundamental change can fix El Paso’s management problems, because the Board and management culture at El Paso appears too deep-rooted to be affected by incremental change. The traits that typify the current culture are:

•	condoning and indeed lavishly rewarding poor performance (William Wise, the CEO of El Paso until he was recently jettisoned, received compensation in excess of $37 million between 2001 and 2003, including $9.4 million in severance and a lump sum retirement benefit of $15.3 million, but not including a $9 million loan, while El Paso’s stock price dropped from a high of over $75 to a low of $3.33);

•	insisting, without any apparent embarrassment or guilt, on retaining outrageously expensive golden parachute and related self-entrenchment devices (and apparently attempting to use the expense associated with these egregious arrangements as a means of deterring stockholders from exercising their right to elect directors);

•	failing to act proactively and instead acting principally in response to outside pressure (the current Board belatedly fired Mr. Wise and added a few new directors almost immediately after Mr. Zilkha announced he would seek to replace the Board, demanded Mr. Wise be fired and criticized the Board’s lack of energy industry experience); and

•	making excuses for poor performance, rather than taking responsibility for it.

The Stockholder is proposing to replace the incumbent Board and its troubled legacy with a talented, experienced slate of nominees that he believes offer El Paso a desperately-needed fresh start. The slate is comprised principally of industry veterans who have helped build and manage several of the most important and most complex companies in the energy industry. Importantly, several of these nominees have managed the same businesses and assets that now comprise substantial parts of El Paso’s core businesses. Others within this group have managed companies that compete in the same markets as El Paso. This depth of experience and expertise is substantially greater than that of El Paso’s existing Board (even with its last-minute, minor additions). Just as importantly from a stockholder perspective, the experience of this group is so directly relevant to El Paso’s specific situation that the group is well-positioned to immediately and effectively take control of El Paso and to begin that process of seeking to fix it. In the Stockholder’s opinion this group will bring to El Paso key qualities—business competence and discipline, focus, a commitment to transparent disclosure and credibility.

The Stockholder has been troubled by the incumbent Board’s repeated references to a change-in-control payment obligation of at least $75 million that El Paso apparently has undertaken and to an obligation to set aside at least $165 million (which El Paso has now changed to at least $123 million) to fund these and other severance obligations. The Stockholder understands that, under the documents that create these obligations, no such obligations will be triggered by the election of the Stockholder Nominees if the incumbent Board acts to approve the nomination or election of the Stockholder Nominees. The Stockholder believes that under the circumstances, the incumbent Board’s fiduciary duties require it to take that action, because failure to do so could inhibit the stockholders from exercising their right to select a board of their choosing and would impose a large expense on El Paso, at a time when it is desperately short of funds, without any corresponding corporate benefit (other than possibly retaining for a few months a group of executives who have brought El Paso to its current disastrous state). The Stockholder expects that, if the existing directors fail to take action to eliminate this change-in-control provision, the Stockholder Nominees after being elected will consider whether to take legal action against the existing directors claiming breach of fiduciary duties.

Summary of Stockholder Proposals

The Stockholder is asking you to elect to the Company’s Board of Directors at the 2003 Annual Meeting Messrs. R. Gerald Bennett, C. Robert Black, Charles H. Bowman, Ronald J. Burns, Stephen D. Chesebro’, Ted Earl Davis, John J. Murphy, John V. Singleton and Selim K. Zilkha (the “Stockholder Nominees”) and seeking your approval of the proposals described in “Matters to be Considered at the 2003 Annual Meeting—The Stockholder Proposals” beginning on page 16 (the “Stockholder Proposals”).

As of the date of this Proxy Statement, the Stockholder is the beneficial owner of an aggregate of 8,909,195 shares of common stock, par value $3.00 per share, of the Company, which represent approximately 1.48% of the issued and outstanding shares of El Paso common stock (600,860,300 shares of common stock outstanding as of May 2, 2003, based on information publicly disclosed by the Company in its definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2003).

Additional information concerning the Stockholder and the other participants in the solicitation is set forth under the heading “Information Concerning the Participants in the Solicitation” beginning on page 15.

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Some of the statements contained in this Proxy Statement may constitute “forward-looking statements,” which for this purpose includes all statements that are not of historical facts. The actual future financial performance of El Paso could differ materially from those anticipated by these forward-looking statements. Particularly given the condition to which El Paso has been reduced under the current Board, there can be no assurance that Mr. Zilkha or the Stockholder Nominees will succeed in their efforts to turn El Paso around.

The Stockholder may quote or refer to independent industry research reports, financial analyst reports and newspaper articles in this Proxy Statement. To the extent such a quote is included in this Proxy Statement, the Stockholder has not sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material.

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This solicitation is being made by Selim K. Zilkha, and not on behalf of the incumbent Board of Directors of El Paso.

Your vote at this year’s annual meeting is very important, no matter how many or how few shares you own. Please sign and date the enclosed BLUE proxy card and return it in the enclosed postage-paid envelope promptly.

Please do not return any proxy card sent to you by El Paso’s incumbent board of directors. Even if you may have voted on El Paso’s white proxy card, you can easily change your vote and revoke that proxy by signing, dating and returning the enclosed BLUE proxy card. Only your latest dated proxy will count at the 2003 Annual Meeting.

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If you have any questions concerning this Proxy Statement, would like to request  additional copies of this Proxy Statement or need help voting your shares, please  contact:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th floor

New York, NY 10022

Call toll free: (877) 750-5837

Banks and Brokers, call collect: (212) 750-5833

For more information, please visit www.saveelpasonow.com

Reasons for the Solicitation; Stockholder Nominees’ Plans for El Paso

Reasons for the Solicitation

The Stockholder decided to seek the replacement of all of El Paso’s incumbent directors after concluding that, in his opinion, they cannot be relied upon to guide and oversee El Paso’s management in the future. He based this conclusion particularly on the incumbent directors’ performance, including the following:

•	The price of El Paso’s common stock fell by over 90% between April 1, 2002 and February 18, 2003 (the date the Stockholder formally notified El Paso of his intent to present the Stockholder Proposals at the Annual Meeting).

•	During that same period:

—following the Board’s high-risk business strategies, such as venturing into telecommunications, energy trading and LNG, as well as off-balance sheet financing transactions, and particularly because of the excessive levels of debt it authorized (see the Morgan Stanley report referenced below), El Paso’s financial condition continued to decline, leading it to fall into its current severe liquidity crisis

—the Board’s failure to act quickly and decisively almost certainly made the liquidity crisis worse than it otherwise would have been since earlier action could have reduced El Paso’s expenses and debt

—instead of acknowledging responsibility for its mistakes, the Board continued to reward the management team it continued to support—for example, Brent Austin, who as El Paso’s Chief Financial Officer had direct responsibility for the series of financing transactions including the off-balance sheet transactions that led to El Paso’s current sorry state, was promoted to President in late 2002.

•	This history of poor performance has been compounded by the fact that El Paso’s recent public disclosures lack transparency—that is, they are very difficult to understand. Recent reports published by Morgan Stanley on April 1, and April 16, 2003, discussing El Paso’s most recent Annual Report on Form 10-K and conversations with management, conclude that it is not possible to determine from El Paso’s SEC filings whether its total debt level is $25 billion or $29 billion.

•	The April 16, 2003 Morgan Stanley report concludes that the maximum prudent debt level for El Paso is $11 billion—in other words, the incumbent directors have permitted El Paso to become seriously over-leveraged.

•	A number of securities analysts have been openly skeptical of the financial projections published by El Paso’s management. An April 1, 2003 report by a Goldman Sachs analyst states: “One of El Paso’s key challenges is restoring management credibility” (and goes on to point out that hiring a new CEO could help restore credibility).

In the Stockholder’s opinion, this combination of managerial hubris, ineffectiveness and lack of transparency, and the lack of confidence those traits have caused in the financial community, cannot be repaired by the minor tinkering with Board composition that the incumbents have proposed. These problems are too deep-rooted and require radical change.

The Incumbent Board’s Changing Business Plans and Poor Execution

Mr. Zilkha has noted the incumbent Board’s enthusiastic promotion of its current business plan; however, he cannot overlook the series of failed plans that preceded this one. In fact, El Paso has a history of abrupt changes in strategic direction:

•	In 1999, El Paso announced in its annual report that it would enter the telecommunications arena in 2000, stating: “Our physical footprint, risk management capabilities, and Internet trading platform provide us with a strong entry point into this business.”

•	By the end of 2001, El Paso had stated that it would no longer participate in the telecommunications market.

•	In 2001, El Paso announced in its annual report: “Future growth will be driven by our LNG business, increased market share in North America, expansion of our petroleum business, and the addition of selected power generation assets.”

•	On May 2, 2002, El Paso stated during a call with analysts: “The most significant development in merchant energy is our [LNG] business. The board of directors has authorized a major move by the Corporation into [LNG]. We believe we have real competitive advantage in the business and we believe it should be the largest growing subsegment of the energy sector over the next 10 years.”

•	On May 29, 2002, El Paso implemented a restructuring plan in which its Merchant Energy Segment was reorganized so that LNG, Petroleum and Energy Trading Businesses would each report separately. El Paso’s stated objective for this restructuring was to “generate better and higher quality earnings, get the credit profile right.”

•	On February 4, 2003, El Paso announced that it was exiting the LNG and Energy Trading Businesses and would seek to sell its petroleum assets.

•	On May 1, 2003, El Paso changed its business plan yet again when it eliminated the Non-merchant Power business from its definition of core assets. As recently as April 24, 2003, El Paso considered Non-merchant Power a core business. See Schedule II for more information.

The Stockholder believes the incumbent directors are not even following their current publicly announced business plan because contrary to their business plan, they are selling major amounts of core assets rather than non-core assets. According to El Paso’s preliminary proxy statement filed on April 24, 2003, its business plan calls for preserving and enhancing the value of its core assets (which it defined as its Pipeline, Production, Midstream and Non-merchant Power Businesses) and divesting non-core businesses. The Stockholder has reviewed El Paso’s announced assets sales to determine if the assets being disposed of by  El Paso fall within the businesses that El Paso has defined in its public announcements as core businesses. Based upon this review, the Stockholder has concluded that El Paso’s asset dispositions have been utterly inconsistent with its announced business plan because from January 1, 2002 through the date of this Proxy Statement approximately 72% by value of El Paso’s asset dispositions have been in core (not non-core) areas and since January 1, 2003 over 50% by value of El Paso’s asset dispositions have been in core (not non-core) areas. Remarkably, El Paso, in its May 1, 2003 revised proxy statement filing changed its definition of core business areas, by deleting Non-merchant Power businesses from the core category. The Stockholder has concluded that even under this new definition, from January 1, 2002 to the date of this Proxy Statement, approximately 65% of El Paso’s asset dispositions would have been from core areas and since January 1, 2003 approximately 33% of El Paso’s asset dispositions would have been from core areas. For a summary of the Stockholder’s analysis, please see Schedule II.

Recent Developments

Since Mr. Zilkha first publicly announced his intent to nominate his slate of directors, the current Board has issued a barrage of self-congratulatory announcements regarding the removal of Mr. Wise, the addition of four new directors and the impending retirement of three others, and a series of financing transactions and asset sales. During this same period, El Paso filed its Annual Report on Form 10-K for the year ended  December 31, 2002 with the SEC. These developments leave Mr. Zilkha more convinced than ever that the current Board must be replaced in its entirety. His reasons include:

•	The incumbent directors’ alacrity in jettisoning Mr. Wise, only weeks after confirming their unanimous support for him to Mr. Zilkha (an illustration, in Mr. Zilkha’s view, of two deplorable tendencies of the current directors—their tendency to constantly and abruptly change strategic direction and their tendency to be reactive rather than proactive).

•	Even with the addition of a few new directors, the Board remains burdened with the legacy of the past (8 of the 12 incumbent nominees have been El Paso directors since 2001).

•	A most notable legacy of the past is Mr. Kuehn, formerly a staunch supporter of Mr. Wise, who has replaced Mr. Wise as CEO. Mr. Kuehn’s term as CEO of Sonat included a period with marked similarities to Mr. Wise’s last few years at El Paso. During the four year period from 1995 to 1999 Mr. Kuehn was being paid handsomely—a total of $10 million—as CEO of Sonat, while at the end of this period the earnings of Sonat fell drastically—from earnings of over $2 per share to a loss of over $4 per share as the result of, among other things, very large write-downs taken by Sonat.

•	Mr. Zilkha believes the financing transactions and asset sales currently being touted by the incumbent Board are belated reactions to the El Paso liquidity crisis that one securities analyst, John Olson, in discussing the risks facing El Paso called “mostly of its own making.” Fixing self-created problems does not, in Mr. Zilkha’s view, demonstrate competence.

•	Furthermore, El Paso’s recent asset sales further reflect a continuing lack of focus—as described above, the Stockholder has concluded that using El Paso’s definition of core assets in its April 24, 2003 SEC preliminary proxy statement filing approximately 72% by value of the asset dispositions announced by El Paso from January 1, 2002 through the date of this Proxy Statement are of core (not non-core) assets. El Paso quietly—that is, they failed to state that it was changed—changed this definition in a May 1, 2003 SEC filing, but even under the revised definition, the Stockholder calculates that core assets accounted for approximately 65% of asset dispositions during the same period.

•	El Paso’s Annual Report on Form 10-K for the year ended December 31, 2002, indicated two things to Mr. Zilkha—first, that El Paso’s condition is extremely serious and in need of immediate skillful attention; and, second, that El Paso’s financial disclosure is extremely unclear and difficult to understand. When a firm such as Morgan Stanley announces in a research report that it cannot tell if El Paso’s debt burden is $25 billion or $29 billion, the quality of El Paso’s disclosure is clearly unacceptable.

•	The incumbent Board even may have bungled its termination of Mr. Wise who, according to El Paso’s proxy statement, may claim even more money from El Paso than the $9.4 million severance payment, the $15.3 million lump sum retirement benefit, $97,500 per year lifetime pension and other miscellaneous benefits he already has been permitted to take from El Paso.

Stockholder Nominees’ Plans for El Paso

The Stockholder expects that, after the Stockholder Nominees are elected in place of the incumbent directors, they immediately will begin the process of seeking to repair the damage done to El Paso. Since the damage is extensive, this will not be an easy task. No one should expect an overnight turnaround, or that El Paso’s stock price will soon return anywhere close to its former heights. The Stockholder believes, however, that by harnessing the Stockholder Nominees’ deep experience and expertise in the oil and gas industry and  re-energizing employees, it should be possible to set a major turnaround in motion.

The Stockholder Nominees have reviewed El Paso’s public disclosures about its business operations and financial condition with a view to developing a strategy for the Company. Unfortunately, El Paso’s public disclosures are not clear and understandable (as noted above, a Morgan Stanley securities analyst was unable to determine from publicly available information and conversations with El Paso management if El Paso’s true debt number was $24.9 billion, or $29.1 billion, or some other number). Furthermore, once elected as directors, the Stockholder Nominees will have a fiduciary obligation to act in an appropriately deliberate, fully-informed basis that they believe to be in the best interests of El Paso and its stockholders. Subject to these considerations, the Stockholder expects that, once elected as directors of El Paso, the Stockholder Nominees will:

Management Plan

•	Elect John J. Murphy Chairman of the Board of Directors.

•	Elect Stephen D. Chesebro’ Chief Executive Officer.

•	Terminate Mr. Kuehn from all management positions.

•	Retain all qualified members of management who are committed to rebuilding El Paso.

•	Build a cohesive team of employees to maximize stockholder value.

•	Immediately implement plans to enhance El Paso’s financial and business disclosure.

•	Aggressively review all existing management compensation arrangements.

Business Plan

•	Immediately focus on core assets to maximize fundamental cash earnings and improve return on equity. Core assets for this purpose are Exploration and Production, Pipeline, and Midstream assets.

•	Exit non-core assets and related direct and indirect overhead costs on sound economic terms.

•	Aggressively reduce administrative costs to be equal to, or below, industry norms.

•	Set reasonable, but aggressive, operating and financial targets for each business unit, and hold them accountable. Reward exceptional performance.

•	Fund Exploration and Production through partnerships, farm-outs, and other financial arrangements.

•	Maintain adequate pipeline expenditures to ensure safe, reliable, efficient operations.

•	Seek to reduce El Paso’s leverage.

•	Seek to restructure existing debt to consolidate and to extend maturities where practicable.

Corporate Governance Matters

The Stockholder expects that the Stockholder Nominees, if elected, will adopt and follow corporate governance policies that meet or exceed all of the requirements of the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC and the New York Stock Exchange listing guidelines (including the recently proposed amendments to those guidelines).

None of the Stockholder Nominees nor any of their respective immediate family members is an employee of, or a consultant to, or has any other contractual relationship with El Paso. None of the Stockholder Nominees is or has been a partner of or otherwise employed by any present or former auditor of El Paso in the past five years and none of them is an officer of a company of which any other Stockholder Nominee is also a board member. When elected, each Stockholder Nominee other than Mr. Chesebro’ (who is expected to be appointed Chief Executive Officer) will be independent for purposes of the New York Stock Exchange’s listing requirements and guidelines, the Institutional Shareholder Services U.S. Proxy Voting Manual and the AFL-CIO Proxy Voting Guidelines.

Transition

The Stockholder believes the management transition that will occur when the Stockholder Nominees are elected will be a smooth one because, in addition to the broad energy industry expertise that exists within the slate, certain of the Stockholder Nominees have personal knowledge of significant portions of El Paso’s core businesses and assets. Mr. Chesebro’ was CEO of Tenneco Energy, which is an important part of El Paso’s natural gas transmission system. Tenneco Energy owned and operated a large portion of El Paso’s current Midstream Business, was a partner with (Bear Creek Storage) and a competitor against Sonat (East Tennessee Natural Gas), was a partner (Mojave) and competitor against El Paso (California market), and was a partner (Iroquois Pipeline) and competitor against Coastal (Kern River Pipeline). Mr. Chesebro’ established the base for most of El Paso’s international operations including Australia, Indonesia and Brazil. In addition, Mr. Chesebro’ managed South Texas exploration and production activities for both Tenneco Oil Company and Pennzoil. Mr. Chesebro’ was operations manager for Tenneco’s Gulf of Mexico operations when it was the largest and most active in the industry. Mr. Murphy has worked with most, if not all of the major pipeline and Exploration and Production companies building refineries, providing pipeline components, or directly contributing to the exploration, production, and processing of oil and gas. Mr. Zilkha owned and operated a significant part of what is now El Paso’s Exploration and Production Business Segment. Mr. Burns and Mr. Bennett both have extensive experience directly related to El Paso’s natural gas business, including trading. Mr. Davis has extensive Exploration and Production plus Midstream experience, and along with Mr. Black and Mr. Bowman has led successful Exploration and Production organizations in the United States and worldwide.

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The Stockholder urges all El Paso stockholders to vote “FOR” the Stockholder Nominees and “FOR” the adoption of each of the Stockholder Proposals by signing, dating and returning the enclosed BLUE proxy card.

The Election of Directors

The By-Laws of the Company currently provide that there will be at least one director, with the number of directors to be fixed from time to time by the Board. The Board currently consists of 12 directors. The Stockholder is asking the stockholders of the Company to approve the reduction of the size of the Board from 12 to nine and elect the nine Stockholder Nominees.

The Stockholder Nominees

The Stockholder Nominees are Messrs. R. Gerald Bennett, C. Robert Black, Charles H. Bowman, Ronald J. Burns, Stephen D. Chesebro’, Ted Earl Davis, John J. Murphy, John V. Singleton and Selim K. Zilkha. The Stockholder believes the Stockholder Nominees are highly qualified individuals based on their extensive business and professional experience with requisite skills to turn the Company around as can be seen in their biographies below.

The Stockholder Nominees and certain information concerning their principal occupations or employment, beneficial ownership of El Paso’s common stock as of the date of this Proxy Statement, and other matters is set forth below. This information has been furnished to the Stockholder by the respective Stockholder Nominees.

Name, Age and Business Address	Principal Occupation and Other Selected Information Concerning Nominees for Director

R. GERALD BENNETT Age: 61 Business Address: 11111 Wilcrest Green, Suite 300 Houston, TX 77042

Since July 2000, Mr. Bennett has been the Chairman, President and CEO of Total Safety, Inc., the principal business of which is providing safety solutions to industrial and energy markets. From January 1999 to June 2000, Mr. Bennett was involved in the operations of G&S Bennett, Ltd., the principal business of which was investments, and of which he was the owner. From 1996 to December 1998, Mr. Bennett served as a Senior Vice President of Equitable Resources, Inc. and President of that company’s ERI Supply and Logistics Group, the principal business of which is natural gas distribution and production. Mr. Bennett has extensive experience in the oil and gas industry, including exploration and production, gathering, transportation and storage of natural gas, marketing and regulatory affairs. Mr. Bennett is currently a director of TransTexas Gas Corporation. Mr. Bennett was asked to serve on the TransTexas board by a number of TransTexas’ senior bondholders and became a director after TransTexas first filed for federal bankruptcy protection in 1999. TransTexas filed for federal bankruptcy protection again in 2002.

C. ROBERT BLACK Age: 67 Business Address: 116 Applehead Island P.O. Box 7907 Horseshoe Bay, TX 78657

Mr. Black currently serves as Chairman of the Board of Regents of Texas Tech University. He spent 41 years with Texaco, Inc., retiring in May 1999. From January 1997 to January 1998, Mr. Black served as President of the Worldwide Exploration and Production division of Texaco, the principal business of which is oil and gas exploration and production. From January 1998 to May 1, 1999, he served as Senior Vice President in the office of Chairman of Texaco. Mr. Black also served on Texaco’s Executive Council, which has the responsibility for setting corporate strategies and priorities, and served as Texaco’s Corporate Compliance Officer.

CHARLES H. BOWMAN Age: 67 Business Address: 13350 Hopes Creek Road College Station, TX 77845-9250

Mr. Bowman, Professor Emeritus of Petroleum Engineering at Texas A&M University, is currently retired. From July 1997 to November 2001 he served as Professor and Head of the Harold Vance Department of Petroleum Engineering at Texas A&M University. Prior to joining Texas A&M University, Mr. Bowman served as Chairman and Chief Executive Officer of BP America, Inc. from January 1994 to August 1996.

Name, Age and Business Address	Principal Occupation and Other Selected Information Concerning Nominees for Director

Mr. Bowman spent 36 years in the international oil industry. From 1990 through 1993, he was the Managing Director of BP Australia Limited and Chief Executive Officer of BP Oil Australasia. He moved to Australia from London, where he was General Manager—Europe for BP Oil International.

RONALD J. BURNS Age: 51 Business Address: 27890 North 100 Way Scottsdale, AZ 85262

Since 1997, Mr. Burns has been the Chairman of Burns Capital Partners LP, the principal business of which is private equity investments. From 1997 to 1998, Mr. Burns has also served as President and Chief Operating Officer of Entergy Corporation, which is an electric utility. From 1989 until 1994, Mr. Burns was Chairman and Chief Executive Officer of Enron Gas Pipeline Group and had management responsibility for all of Enron’s natural gas pipeline subsidiaries. During 1994 and 1995 Mr. Burns was also the Chairman and Chief Executive Officer of Enron North America; Enron’s natural gas and electricity marketing, trading and finance subsidiary. During 1995 and 1996, Mr. Burns was President and Chief Executive Officer of Union Pacific Railroad.

STEPHEN D. CHESEBRO’ Age: 61 Business Address: 1330 Post Oak Boulevard Suite 1600 Houston, TX 77056

Since June 2001, Mr. Chesebro’ has served as the non-executive Chairman of the Board of Harvest Natural Resources, Inc., the principal business of which is international oil and gas exploration and production. Mr. Chesebro’ served as a director of Harvest Natural Resources, Inc. from October 2000 to June 2001. From January 1999 to September 1999, Mr. Chesebro’ served as a director, President and Chief Executive Officer of PennzEnergy, the principal business of which was oil and gas exploration and production. From February 1997 to December 1998, Mr. Chesebro’ served as a director, President and Chief Operating Officer of Pennzoil Company, the principal business of which was integrated oil, including exploration, production, refining, marketing and retail services. Prior to joining Pennzoil, Mr. Chesebro’ served 32 years with Tenneco, Inc., where he retired in 1996 as Chairman and Chief Executive Officer of Tenneco Energy.

TED EARL DAVIS Age: 63 Business Address: 55 Mott Lane Houston, TX 77024

Mr. Davis has been a consultant for the energy industry (self-employed) since July 2000. From 1997 to 2000, he served as the President, Exploration Production, for international operations of Conoco, Inc., the principal business of which is oil and gas exploration and production, in Africa, Mid-East and Asia-Pacific. Mr. Davis also served as President of Conoco’s Upstream North America division with responsibilities for exploration, production, natural gas and gas products, pipeline and gas processing operations, LPG supply, marketing and distribution, business development, commercial, legal, business and regulatory activities. He was also a corporate vice-president at E.I. DuPont De Nemours and Company, the principal business of which is high-performance materials and specialty chemicals, from 1986 to 1999, when E.I. DuPont De Nemours and Company was Conoco’s parent corporation. Mr. Davis is currently a director of Total Safety, Inc. and TransTexas Gas Corporation. Mr. Davis was asked to serve on the TransTexas board by a number of TransTexas’ senior bondholders and became a director after TransTexas first filed for federal bankruptcy protection in 1999. TransTexas filed for federal bankruptcy protection again in 2002.

Name, Age and Business Address	Principal Occupation and Other Selected Information Concerning Nominees for Director
JOHN J. MURPHY Age: 71 Business Address: 5500 Preston Road Suite 210 Dallas, TX 75205

Mr. Murphy is currently retired. From 1997 to 2000, Mr. Murphy served as a Managing Director of SMG Management L.L.C., a privately owned investment group. Mr. Murphy is currently a director of CARBO Ceramics Inc., W.R. Grace & Co. and ShawCor Ltd. Mr. Murphy began his career with Dresser Industries, Inc., a provider of products and services to the energy industry, in 1952 as an engineer and he became Chairman and Chief Executive Officer in August 1983. He remained Chief Executive Officer until 1995 and Chairman of the Board until his retirement in November 1996. During his tenure with Dresser, Mr. Murphy successfully guided the company through years of both industry decline and rebirth. He negotiated a number of strategic and successful acquisitions and joint-ventures including Wheatly TXT, Baroid Corporation, M-1 Drilling Fluids Co., Western Atlas International and M.W. Kellogg, one of the major refinery construction companies in the world. At his retirement, Dresser had become one of the largest oilfield services company in the world, employing over 31,000 employees in fifty countries.

JOHN V. SINGLETON Age: 85 Business Address: 314 N. Post Oak Lane Houston, TX 77024

Judge Singleton is a retired United States Federal District Judge. During his tenure, Judge Singleton served as the Chief Judge of the United States District Court for the Southern District of Texas and was elected to serve as the District Judge Representative from the Fifth Circuit to the Judicial Conference of the United States by all of his fellow Judges of the Fifth Circuit. In addition, all of the District Judge Representatives elected Judge Singleton to be their Chairman during his tenure at the Judicial Conference. Judge Singleton served on the State Bar of Texas’ Administration of Justice Committee, served as a member of the American Arbitration Association, Large Complex Case Panel, and was an Advisory Member of the Board of Directors of the Institute for Transnational Arbitration. Judge Singleton currently does arbitration and litigation counseling.

SELIM K. ZILKHA Age: 76 Business Address: 1001 McKinney Suite 1740 Houston, TX 77002

Mr. Zilkha is a 50% owner of Zilkha Renewable Energy, L.L.C., the principal business of which is wind energy generation, located at 1001 McKinney, Suite 1740, Houston, TX 77002. Mr. Zilkha is also the owner of Laetitia Vineyard & Winery, Inc., the principal business of which is vineyards and a winery, located at 453 Laetitia Vineyard Drive, Arroyo Grande, CA 93420. He was the majority owner of Zilkha Energy Company, L.L.C. for several years prior to that company’s acquisition by Sonat, Inc. Mr. Zilkha served as a director of El Paso Energy Corporation from November 1999 to February 2001, and as an advisory director from February 2001 to June 2002. From January 1998 to November 1999, Mr. Zilkha was a director of Sonat, Inc., an energy holding company whose subsidiaries operated in the oil and natural gas industries.

Share Ownership of the Nominees

The following table contains a summary of the total number of shares of common stock of El Paso and shares of common stock of El Paso Energy Partners L.P.(1) beneficially owned by the Stockholder Nominees.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock of El Paso Corporation	Selim K. Zilkha	8,909,195	(2)	1.48	%(3)
Common Stock of El Paso Corporation	Ted Earl Davis	3,000		*
Common Stock of El Paso Energy Partners, L.P.	John J. Murphy	10,000		*

(1)	El Paso Corporation’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2002, states that a “subsidiary in our Field Services segment serves as the general partner of El Paso Energy Partners and owns a one percent general partner interest and 26 percent of the partnership’s common units.”

(2)	This number includes 4,195 shares which Mr. Zilkha owns of record, 7,400,000 shares beneficially owned indirectly through the Selim K. Zilkha Trust and 1,500,000 shares beneficially owned indirectly through the Selim K. Zilkha 2002 Trust. This number also includes the rights of Mr. Zilkha (i) under an option to acquire 3,000 shares at $42.125, which expires on October 25, 2009, and (ii) under an option to acquire 2,000 shares at $43.75, which expires on April 28, 2010.

(3)	Percentage ownership is calculated based on 600,860,300 shares of common stock of the Company, which the Company reported as outstanding as of May 2, 2003 in its definitive proxy statement filed with the SEC on May 9, 2003.

*	Less than 1%

The Stockholder Nominees will not receive any compensation from the Stockholder for agreeing to be nominated by the Stockholder and to serve as directors of El Paso, if elected pursuant to the Stockholder’s solicitation. The Stockholder and Mr. Oscar S. Wyatt, Jr. have agreed to reimburse the Stockholder Nominees for all expenses, including legal expenses, reasonably incurred by them in connection with this proxy solicitation and any related proceedings.

It is expected that each of the Stockholder Nominees, if elected, will receive customary director’s compensation from the Company.

According to the Company’s definitive proxy statement, under compensation arrangements currently in effect, non-employee directors receive an annual retainer of $80,000, $20,000 of which is required to be paid in deferred shares of El Paso common stock and the remaining $60,000 of which paid at the election of the director in any combination of cash, deferred cash or deferred shares of common stock. To the extent a director receives deferred shares rather than cash, he is credited with shares with a value representing a 25% premium to the cash retainer he would otherwise have received. Accordingly, an individual director would receive $60,000 in cash and $25,000 in mandatory deferred common stock (assuming he elects not to take additional deferred common stock) and would receive $100,000 in deferred common stock (assuming he elects to take his entire retainer in deferred common stock). In the event there are not enough shares of stock available under the plan, then the deferred common stock will be in the form of deferred stock units. Each non-employee director who chairs a committee of the Board receives an additional retainer fee of $15,000, which may be paid in the same manner as the annual retainer (with a total of up to $18,750 if he elects to take his entire retainer in deferred common stock). In addition, effective in March 2003, if any committee of the Board holds a meeting other than in connection with a regularly scheduled board meeting, then each non-management committee member (other than the lead director) who attends in person will receive a meeting fee of $2,500 payable in cash. Each non-employee director also receives a retirement benefit credit in the form of deferred shares of El Paso common stock (which does not include any premium) equal to the amount of his annual retainer ($80,000). Pursuant to El Paso’s 2001 Stock Option Plan for Non-Employee Directors, non-employee directors receive a grant of 5,000 stock options upon initial election to the Board of Directors, and 3,000 stock options upon each annual reelection by the stockholders. See El Paso’s definitive proxy statement and other materials on file with the SEC for additional information regarding compensation of directors generally.

It is also expected that each of the Stockholder Nominees, if elected, will be indemnified for his services as director of the Company to the same extent indemnification is available to directors of the Company under the Company’s Restated Certificate of Incorporation or otherwise provided by the Company. In addition, it is expected that, upon their election, such nominees will be covered by any officer and director liability insurance maintained by the Company.

Each of the Stockholder Nominees has consented to being nominated to the Board, being named in this Proxy Statement as a nominee, and serving as a director of El Paso, if elected pursuant to the Stockholder’s solicitation. If the nomination of any individual Stockholder Nominee by the Stockholder shall be deemed to be ineffective for any reason, or if any individual Stockholder Nominee shall be unable to serve for any reason, the Stockholder reserves the right to propose a replacement Stockholder Nominee at the 2003 Annual Meeting. Shares represented by the Stockholder’s BLUE proxy cards will be voted for any such substitute or additional nominees of the Stockholder.

If Proposal 1 is not approved at the 2003 Annual Meeting, the Board might consist of 12 directors while the Stockholder has nominated nine individuals. Under those circumstances, the Stockholder Nominees, if elected, would constitute nine of 12 directors on the Board. The Stockholder therefore urges you to vote not only “FOR” the stockholder nominees, but also “FOR” the adoption of each of Stockholder Proposals, including Proposal 1.

* * *

When you return the BLUE proxy card you will be voting for the Stockholder Nominees to serve as directors and for adoption of the Stockholder Proposals, unless you appropriately mark your card otherwise.

The Stockholder believes that it is in the best interest of stockholders to elect the stockholder nominees at the 2003 Annual Meeting, and strongly recommends a vote “FOR” the election of the Stockholder Nominees and “FOR” the adoption of each of the Stockholder Proposals.

* * *

Your vote is important regardless of the number of shares you own.

Please sign and date the BLUE proxy card and return it in the enclosed envelope whether or not you plan to attend the 2003 Annual Meeting.

Background to the Solicitation

The Stockholder was the majority owner of Zilkha Energy Company, L.L.C. for several years before that company was acquired by Sonat, Inc. in 1998. Sonat in turn was acquired by El Paso in 1999. As a result of these transactions, Mr. Zilkha became the holder of a substantial number of shares of El Paso’s common stock. Mr. Zilkha, like many other El Paso stockholders, has suffered a tremendous decline in the value of his investment in El Paso. At January 2, 2001, based on the prices at which El Paso’s common stock was traded on the New York Stock Exchange, the shares Mr. Zilkha now owns were worth approximately $626 million. As of February 18, 2003 (the date on which the Stockholder formally notified El Paso of his intent to present the Stockholder Proposals at the Annual Meeting), these shares were worth approximately $36 million. In other words, over a period of slightly more than two years, Mr. Zilkha suffered unrealized losses on his El Paso stock position of approximately $590 million. This coincided with a decline in El Paso’s equity market capitalization from over $37 billion to approximately $3 billion. He has continued to hold the bulk of his position notwithstanding this loss in value because he believes that with effective new leadership and management, El Paso can again be a valuable investment.

Mr. Zilkha is a private investor. In the course of his career he has managed several large businesses, including Zilkha Energy Company, L.L.C. After the acquisition of Sonat by the Company, Mr. Zilkha served as a director of El Paso from November 1999 to February 2001, and as an advisory director from February 2001 until he resigned from that position on June 4, 2002. During the time Mr. Zilkha was a voting director, he participated in Board deliberations and periodically consulted with management regarding El Paso’s business. As an advisory director, Mr. Zilkha had no vote on matters coming before the Board. Mr. Zilkha did not actively participate in the day-to-day management of El Paso at any time. A primary reason for Mr. Zilkha’s resignation from his position as an advisory director was his desire to be able to more freely sell a portion of his El Paso common stock in order to satisfy some near-term liquidity requirements, including commitments made to charitable organizations. He subsequently did, in fact, sell in the aggregate 2,855,577 shares. Mr. Zilkha also donated in the aggregate an additional 933,723 shares or the proceeds generated from the sale of these shares to certain charities, primarily the Keck School of Medicine at the University of Southern California and The Hobby Center for the Performing Arts in Houston, Texas.

Around May 2002, shortly before the time Mr. Zilkha resigned as an advisory director, the trading price of El Paso’s common stock began what would prove to be a precipitous decline. By September 2002 the shares, which had traded over $46.00 in the spring of 2002, had traded as low as $5.30. This decline in El Paso’s share price was accompanied by a decline in Mr. Zilkha’s confidence in El Paso’s Board and management. Mr. Zilkha’s loss of confidence was prompted by mounting evidence, appearing from mid-2002 onwards, that things were going badly at El Paso, including, among other things, increasing signs of financial distress, signs of increased scrutiny by the Securities and Exchange Commission and the Federal Energy Regulatory Commission, and class action stockholder lawsuits being filed against the Company. At various times between July 2002 and February 2003, Mr. Zilkha corresponded with members of the Company’s Board regarding his increasing concerns over the strategic direction of El Paso and the quality of El Paso’s management. In this correspondence, Mr. Zilkha repeatedly called for the resignation of William A. Wise from all his positions at the Company. In the same correspondence, Mr. Zilkha also made suggestions regarding candidates to replace Mr. Wise, all of which were rejected or seemingly ignored. The responses Mr. Zilkha received to his various requests and suggestions indicated to him that the Board was simply unwilling to face up to the serious reality of El Paso’s deteriorating financial condition. The Board during this period appeared to ignore, or at least refuse to address, the numerous warning signs that so concerned Mr. Zilkha. Mr. Zilkha’s view that the Board was in denial was reinforced when El Paso offered no response to his proposal that El Paso sell for cash the Gulfstream V jet that was provided for the use of Mr. Wise, even as El Paso’s liquidity constraints became ever more acute. Mr. Zilkha was so concerned about the declining condition of El Paso and the quality of its management that at one point, Mr. Zilkha proposed that he and his son, Michael Zilkha, would be willing to assume the active management of El Paso for no compensation. This proposal was intended only as a temporary response to a situation Mr. Zilkha viewed (correctly, as it turned out) as critical for El Paso. Neither Mr. Zilkha nor any of his immediate family members intends to accept in the future any executive management position with El Paso.

The Company’s Board responded to Mr. Zilkha’s expressions of increasing concern over its failures of management with a series of overtures that apparently were intended to placate him. On January 9, 2003, Mr. Wise and two of El Paso’s directors, Ron Kuehn and John Bissell, proposed to Mr. Zilkha that he be given the opportunity to nominate two directors to the Board. Mr. Zilkha rejected this proposal because by that time he had become convinced that both Mr. Wise’s immediate removal and a fundamental change in the composition of the Board were required to address El Paso’s problems and the proposal he rejected would have achieved neither of these objectives. Until early February 2003, the Board continued to indicate to Mr. Zilkha that it supported Mr. Wise and was not willing to remove him.

On several occasions after January 9, 2003, Mr. Zilkha suggested to Mr. Kuehn and others that along with the resignation of Mr. Wise, several of El Paso’s directors should be replaced by independent directors with managerial or operating experience in the energy industry. There were several further attempts to reach a compromise agreement with Mr. Kuehn and others on a change in the composition of the Board, but each attempt failed. In these discussions, Mr. Kuehn and his colleagues continued to offer only two or three board seats and no commitment to replace Mr. Wise, while Mr. Zilkha continued to seek a substantially larger Board representation and the removal of Mr. Wise. Following these failed attempts at compromise, Mr. Zilkha concluded that real change could only be effected, and the interests of the Company’s stockholders protected, through the replacement of the entire incumbent Board (including Mr. Wise) and not through the two or three Board seats being offered for him and his nominees.

On February 11, 2003, El Paso announced that Mr. Wise intended to resign his position as Chief Executive Officer and President of the Company at an unspecified future date, following the selection (with Mr. Wise’s assistance) of a successor. In any event, according to the Company’s announcement, Mr. Wise would continue to serve as Chairman of El Paso’s Board until the end of 2003. This appeared to be an abrupt change in strategic direction on the part of the incumbent Board, because as recently as January 17, 2003, Mr. Kuehn had advised Mr. Zilkha in an email that “The Board…does not believe that a change in management involving Bill Wise at this critical and challenging time in the industry is in the best interest of the shareholders and the employees. Therefore, the Board unanimously reaffirmed its support for the current senior management of the Company.” When Mr. Zilkha examined the details of El Paso’s announcement regarding Mr. Wise’s change in status, however, he recognized that it appeared as if Mr. Wise’s active involvement in the Company’s management was to continue for an indeterminate period and that Mr. Wise would continue, through his chairmanship of the Board, to exert significant influence over El Paso’s corporate decision-making at least until the end of 2003. Accordingly, Mr. Zilkha determined that the Company’s announcement of Mr. Wise’s planned departure did not reflect the significant, immediate change in direction at El Paso that he had been looking for and, therefore, Mr. Zilkha decided to continue to press for more radical change through the replacement of the entire incumbent Board.

On February 14, 2003, one day after El Paso’s common stock traded at its all-time low of $3.33, attorneys from the law firm of Fried Frank Harris Shriver & Jacobson, representing the Company and its incumbent Board, contacted lawyers at Clifford Chance who were representing Mr. Zilkha and stated that members of the Board had heard that Mr. Zilkha was planning to propose nominees for election to the Company’s Board at the 2003 Annual Meeting. They said they wanted to explore a way to “settle the matter,” specifically by offering Mr. Zilkha the ability to nominate a minority of the Board. Mr. Zilkha’s response, as communicated to the incumbent Board’s attorneys, was that his concerns about El Paso’s condition had become so grave that the only acceptable resolution was for the entire incumbent Board to resign.

On February 18, 2003, Mr. Zilkha sent a letter to the Board announcing his intention to seek the election of the Stockholder Nominees and the approval of the Stockholder Proposals by El Paso stockholders. In his letter Mr. Zilkha stated, among other things: “As many of you know, I have long been a proponent of accountability and change at El Paso. I remain convinced that El Paso is capable of being a strong, growing enterprise. However, that turnaround can never happen under the current board and management.”

Information Concerning the Participants in the Solicitation

Mr. Zilkha, Mr. Oscar S. Wyatt, Jr, and the Stockholder Nominees may be deemed participants (the “Participants”) in this solicitation. Mr. Wyatt is currently the Chairman and President of both NuCoastal Corporation and NuCoastal Trading Company, each of which maintain offices at 8 Greenway Plaza, Suite 930, Houston, TX 77046.

Mr. Wyatt is the beneficial owner of 4,324,368 shares of the Company’s common stock, and may be deemed to be the beneficial owner of 350,689 shares of the Company’s common stock owned by Mr. Wyatt’s wife as to which Mr. Wyatt disclaims beneficial ownership. Of these holdings 3,861,123 shares are held of record by Mr. Wyatt. This represents less than 1% of the Company’s outstanding stock as of May 2, 2003, as reported in the Company’s definitive proxy statement filed on May 9, 2003. Mr. Wyatt disclaims beneficial ownership of the shares owned by his wife.

Mr. Wyatt is the named lead plaintiff in a class action suit against the Company alleging, among other things, violations of the federal securities laws. Mr. Wyatt is not being nominated for election to the Company’s Board of Directors and Mr. Wyatt has advised the Stockholder that he does not intend to seek office in the future with the Company. If any or all of the Stockholder Nominees are elected as directors of the Company, they will be required under applicable law to act, in their capacity as directors, consistently with the best interests of the Company and its Stockholders in all matters coming before the Board, including the handling of the litigation to which Mr. Wyatt is a party. Mr. Zilkha acquired 2,095 shares of El Paso common stock during the class periods alleged in the lawsuit pursuant to stock grants made in consideration of Mr. Zilkha’s service on El Paso’s Board and accordingly may be entitled to participate (together with all other persons who purchased or acquired El Paso common stock during the relevant periods) in any recovery that may occur (by settlement or otherwise) under that lawsuit.

Within two days after Mr. Wyatt was appointed lead plaintiff in the class action suit, El Paso Merchant Energy-Petroleum Company (“EPMA”), a subsidiary of the Company, commenced a lawsuit against Mr. Wyatt alleging the breach by Mr. Wyatt of his obligations under a guaranty that Mr. Wyatt provided to Coastal Refining & Marketing, Inc., the purported predecessor of EPMA. Approximately 45 days prior to filing this suit, El Paso sent a letter to an attorney representing Mr. Wyatt seeking payment.

Mr. Wyatt owns NuCoastal Corporation. NuCoastal Corporation does not currently have any operating assets. NuCoastal Corporation has bid in the past and intends to bid for assets in the energy industry. Some of these assets may be in competition with El Paso. Mr. Wyatt also owns NuCoastal Trading Company, a small crude oil and products trading company operating primarily on the East Coast, which does not compete with El Paso.

For information relating to transactions by each of the Participants in securities of the Company over the past two years, see Schedule III hereto. For all other required information on the Participants other than Mr. Wyatt, see “The Election of Directors—The Stockholder Nominees” beginning on page 8.

Each of the Stockholder Nominees, as well as Mr. Wyatt, may communicate with stockholders of El Paso in the manner contemplated by this Proxy Statement on behalf of the Stockholder.

Certain Transactions Involving the Participants

Mr. Zilkha received $45,000 for his services as an advisory director of El Paso in 2002.

Mr. Wyatt received $284,000 for consulting services he provided to El Paso in 2002 pursuant to a consulting agreement between Coastal Corporation and Mr. Wyatt, which was assumed by El Paso in the merger with Coastal Corporation. In addition, El Paso paid Mr. Wyatt’s office rent for year of 2002 in the amount of $74,325.20 pursuant to the same consulting agreement. This consulting agreement terminated on August 31, 2002.

Except as set forth in this Proxy Statement (including the Schedules), none of the Participants nor any of their respective associates:  (i) directly or indirectly beneficially owns any shares of El Paso common stock or any other securities of the Company or any of its subsidiaries; (ii) has had any relationship with the Company in any capacity other than as a stockholder, or is or has been a party to any transaction, or series of transactions, since the beginning of the Company’s last fiscal year with respect to any securities of the Company; (iii) knows of any transactions since the beginning of the Company’s last year, currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of them had, or will have, a direct or indirect material interest; (iv) intends to seek to engage in any transaction with the Company or any of its subsidiaries in the future; or (v) has any interest in the matters to be voted on at the 2003 Annual Meeting, other than an interest, if any, as a stockholder of the Company or, with respect to the Stockholder Nominees, as a nominee for director.

In addition, other than as set forth in this Proxy Statement (including the Schedules), there are no contracts, arrangements or understandings entered into by any of the Participants or any of their respective associates within the past year with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as set forth in this Proxy Statement (including the Schedules), none of the Participants nor any of their respective associates has entered into any agreement or understanding with any person with respect to (i) any future employment by the Company or its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party.

Except as set forth in this Proxy Statement (including the Schedules), none of the Stockholder Nominees nor their associates has, since the beginning of the Company’s last fiscal year, been indebted to the Company or any of its subsidiaries in an amount that exceeds $60,000.

Matters to Be Considered at the 2003 Annual Meeting

The Stockholder Proposals

In order to replace the current Board, the Stockholder is soliciting proxies to take the following actions at the 2003 Annual Meeting:

Proposal 1.	To amend the Company’s By-Laws to fix the number of directors constituting the entire Board of Directors at nine, including by appropriate amendments to Article III, Section 1 of the Company’s By-Laws.

Proposal 2.	To elect each of the Nominees referred to below to the Company’s Board of Directors, in lieu of any persons who may be nominated by the Company’s incumbent Board of Directors or by any other person.

Proposal 3.	To amend the Company’s By-Laws to delete any requirements for advance notice to be provided by stockholders prior to nominating persons for election to the Company’s Board of Directors, including by appropriate amendment to Article III, Section 3 of the Company’s By-Laws.

Proposal 4.	To repeal each provision of or amendment to the Company’s By-Laws (other than the provisions and amendments added or effected pursuant to Proposals 1 and 3) adopted after the version of the By-Laws, purportedly as amended through November 7, 2002, filed by the Company with the Securities and Exchange Commission as Exhibit 3.B to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2002.

Proposal 5.	To require that action be taken at the Annual Meeting on proposals 1 to 4 above in the sequence indicated and before any other business is conducted.

In accordance with the By-Laws of El Paso, on February 18, 2003, the Stockholder delivered written notice to the Secretary of the Company of his intention to nominate for election to the Company’s Board at the 2003 Annual Meeting Messrs. R. Gerald Bennett, C. Robert Black, Charles H. Bowman, Ronald J. Burns, Stephen D. Chesebro’, Ted Earl Davis, John J. Murphy, John V. Singleton and Selim K. Zilkha and present the Proposals described above to the stockholders of the Company for their approval at the 2003 Annual Meeting. The Stockholder believes that the Stockholder Nominees are highly qualified individuals who have the credibility and the solid experience in the energy industry necessary to maximize the value and productivity of El Paso’s employees and assets. For more information regarding the Stockholder Nominees, see “The Election of Directors—The Stockholder Nominees” beginning on page 8.

Purposes of the Stockholder Proposals

The purposes of the Stockholder Proposals are as follows:

•	The purpose of Proposal 1 is to ensure that if all of the Stockholder Nominees are elected as directors, they will constitute the entire Board. The current Board consists of 12 directors. Therefore, in the absence of Proposal 1, the Stockholder Nominees, if elected, would constitute nine of 12 directors on the new Board, with the remaining three vacancies being filled by the nominees of the current Board. Proposal 1, if approved by the stockholders of El Paso, would prevent such a split outcome. The text of the amendment to the By-Laws to be effectuated by Proposal 1 is set forth in Schedule I. Adoption of this By-Law by stockholders will not prevent stockholders or the Board from further amending the By-Laws to again change the number of directors following the Annual Meeting. It is possible that, as the result of Proposal 1 not passing or otherwise, both Stockholder Nominees and management nominees would be elected. The Stockholder does not know if the management nominees would wish to serve under these circumstances.

•	The purpose of Proposal 2 is to elect the Stockholder Nominees.

•	Proposal 3 will allow any stockholder of the Company to nominate individuals to serve as directors without being subject to the restrictive advance notice requirements that currently are in effect. This amendment will provide El Paso stockholders with the same rights as management to nominate individuals to serve as directors. The text of the amendment to the By-Laws to be effected by Proposal 3 is set forth in Schedule I.

•	The purpose of Proposal 4 is to protect the transparency and fairness of the election process by ensuring that the provisions governing or related to the election of El Paso’s directors, as stipulated in the latest publicly available draft of the By-Laws, remain unchanged through the time of the Annual Meeting. Proposal 4 is designed to prevent the current Board from changing the By-Laws before the Annual Meeting in ways that could limit the ability of the Company’s stockholders to elect their choice of directors. El Paso has disclosed one non-substantive change to the By-Laws since November 27, 2002. After the Stockholder gave the required notice of his proposals, El Paso announced it had made some technical, previously undisclosed, amendments to its By-Laws since November 27, 2002 that would be repealed under Proposal 4.

•	The purpose of Proposal 5 is to ensure that action is taken at the Annual Meeting in a logical manner and to prevent results that would thwart the will of El Paso’s stockholders as expressed by your votes at the 2003 Annual Meeting. If the size of the Board is reduced after the election of directors, twelve directors could be elected and the Board could then be reduced to nine. While the Stockholder believes that in that situation the three directors who received the fewest votes should be unseated, it is unclear whether this would happen if El Paso’s incumbent directors were to insist on having the election of directors happen before the reduction in the size of the board. The Stockholder believes that if he and El Paso’s other stockholders, together, clearly indicate through their voting that they want a board comprised of the nine Stockholder Nominees, that should be the result. Proposal 5 is intended to ensure that happens.

Management Proposals

The Company has announced that it will present the following proposals numbered 6 through 8 below at the 2003 Annual Meeting:

Proposal 6.	Ratification of appointment of PricewaterhouseCoopers LLP as independent certified public accountants.

The Board is seeking stockholder ratification of the resolution appointing PricewaterhouseCoopers LLP, which has served continuously as El Paso’s independent certified public accountants since 1983, as independent certified public accountants for El Paso for fiscal year 2003.

The Stockholder has no objection to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent certified public accountants for El Paso for fiscal year 2003. Unless you indicate otherwise on your proxy card, if you give the Stockholder the proxy he is requesting, your shares will be voted “FOR” that proposal.

Proposal 7.	Amendment of Restated Certificate of Incorporation to eliminate “fair price” provision.

Proposal 8.	Amendment of Restated Certificate of Incorporation to eliminate Series A Junior Participating Preferred Stock.

The Board is proposing amendments to eliminate the “fair price” provision currently contained in Article 12 of El Paso’s Restated Certificate of Incorporation and the series of El Paso’s preferred stock currently designated as Series A Junior Participating Preferred Stock in Article 4.2 of El Paso’s Restated Certificate of Incorporation. A detailed description of these proposals and the reasons for the Board’s support of the proposed amendments to El Paso’s Restated Certificate of Incorporation are set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 9, 2003.

The Stockholder supports both amendments to the Company’s Restated Certificate of Incorporation proposed by the Board as being in the best interests of El Paso’s stockholders and recommends voting “FOR” proposals 7 and 8. Unless you indicate otherwise on your proxy card, if you give the Stockholder the proxy he is requesting, your shares will be voted “FOR” proposals 7 and 8.

Additional Proposals

The Company has announced that three proposals numbered 9 through 11 below were received from various other shareholders of the Company, which intend to submit such proposals for action at the 2003 Annual Meeting:

Proposal 9.	Pay disparity report

Two stockholders have indicated that they will present a proposal for action at the 2003 Annual Meeting requesting the Board’s Compensation Committee to prepare and make available by January 1, 2004 a report to requesting stockholders comparing the total compensation of the Company’s top executives and its lowest paid workers both in this country and abroad on January 1, 1982, 1992 and 2002.

The Stockholder supports more transparency regarding the compensation of El Paso’s top executives and believes that proposal 9 will help to insure that stockholders of the Company are fully informed about the compensation arrangements of El Paso’s top executives. Accordingly, unless you indicate otherwise on your proxy card, if you give the Stockholder the proxy he is requesting, your shares will be voted “FOR” proposal 9.

Proposal 10. Indexed	options for senior executives

A stockholder has indicated that it will present a proposal for action at the 2003 Annual Meeting requesting the Board to adopt an executive compensation policy that all future stock option grants to senior executives shall be performance-based, so that the options have value only to the extent that the Company’s stock price performance exceeds the peer group performance level.

As stated in “Reasons for the Solicitation,” the Stockholder Nominees, if elected, will review the compensation arrangements of management including the use of options as a component of compensation. Currently, the Stockholder does not have a view as to proposal 10 and unless you indicate otherwise on your proxy card, if you give the Stockholder the proxy he is requesting, your shares will be voted “ABSTAIN” with respect to proposal 10.

Proposal 11. Approval	of any adoption of poison pills

A stockholder indicated that he will present a proposal recommending that the Board of Directors redeem any poison pill previously issued (if applicable) and not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

The Stockholder supports measures to limit the use of anti-takeover devices such as poison pills that tend to limit stockholder choice. Accordingly, unless you indicate otherwise on your proxy card, if you give the Stockholder the proxy he is requesting, your shares will be voted “FOR” proposal 11.

Detailed descriptions of proposals 9 to 11, supporting statements from the proponents and statements of the Board in opposition to these proposals are set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 9, 2003.

If the Stockholder becomes aware of a new matter raised by the Board of Directors of El Paso after the Stockholder’s proxy cards have been delivered to stockholders of El Paso, but a reasonable time before the Annual Meeting, Stockholder will either (1) include this new matter in a revised proxy card and disseminate it to stockholders with accompanying explanatory soliciting material, thus giving stockholders a meaningful opportunity to revoke any previously executed proxy granting discretionary authority or, (2) if the new matter is not so included in the card, forego the exercise of discretionary voting authority on such matter. If the Stockholder does not receive notice of a new matter a reasonable time before the Annual Meeting, the Stockholder may still exercise discretionary voting authority with respect to that matter in accordance with applicable laws and regulations.

Voting Procedures

2003 Annual Meeting

El Paso has announced that the 2003 Annual Meeting will be held on June 17, 2003, beginning at 2:00 p.m. (Central time) at the George R. Brown Convention Center, 1001 Avenida de las Americas, Houston, Texas 77010. El Paso has announced that the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the 2003 Annual Meeting is May 2, 2003.

Voting and Revocation of Proxies

For the proxy solicited hereby to be voted, the enclosed BLUE proxy card must be signed, dated, and returned in the envelope enclosed, in time to be voted at the 2003 Annual Meeting. If you wish to vote “FOR” the election of the Stockholder Nominees and “FOR” the adoption of each of the Stockholder Proposals you must submit the enclosed BLUE proxy card and must NOT submit the Company’s proxy card. If you have already returned the Company’s proxy card, you have the right to revoke it as to all matters covered thereby and may do so by subsequently signing, dating, and mailing the enclosed BLUE proxy card. Only your latest dated proxy will count at the 2003 annual meeting. Execution of a BLUE proxy card will not affect your right to attend the 2003 Annual Meeting and to vote in person.

Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) submitting to the Chairman of the Board or the Stockholder a later dated written revocation or duly executed proxy; or (ii) attending and voting at the 2003 Annual Meeting in person (attendance at the 2003 Annual Meeting will not in and of itself constitute a revocation).

Although a revocation will be effective only if delivered to the Company, the Stockholder requests that either the original or a copy of all revocations be mailed to Selim K. Zilkha c/o Innisfree M&A Incorporated at the address set forth on the back page of this Proxy Statement, so that the Stockholder will be aware of all revocations and can more accurately determine if and when the requisite proxies have been received. If the Stockholder receives an original copy of a revocation of a proxy furnished by El Paso’s incumbent Board of Directors, he will deliver it to the Company to assure its effectiveness.

Shares of El Paso common stock represented by a valid, unrevoked BLUE proxy card will be voted as specified. Shares represented by a BLUE proxy card where no specification has been made will be voted “FOR” the election of the Stockholder Nominees, “FOR” the adoption of each of the Stockholder Proposals, “FOR” Proposals 6 through 9, and 11, and “ABSTAIN” on Proposal 10. Except as set forth in this Proxy Statement, the Stockholder is not aware of any other matter to be considered at the 2003 Annual Meeting. If you return a BLUE proxy card and any other matter is presented at the 2003 Annual Meeting, the persons named on the enclosed BLUE proxy card will vote your shares in accordance with their best judgment concerning such matter.

If any of your shares were held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only that institution can vote your shares and only upon its receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at the relevant institution and instruct that person to execute and return the BLUE proxy card on your behalf. You should also promptly sign, date and mail the voting instruction form (or BLUE proxy card) that your broker or banker sends you. Please do this for each account you maintain to ensure that all of your shares are voted. If any of your shares were held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, to revoke your proxy you will need to give appropriate instructions to the relevant institution. If you do not give instructions to your broker or other nominee, your shares will not be voted.

Record Date and Voting Power

Only holders of record as of the close of business on May 2, 2003, the Record Date for the 2003 Annual Meeting, will be entitled to vote at the 2003 Annual Meeting. If you were a stockholder of record on the Record

Date, you will retain your voting rights for the 2003 Annual Meeting even if you sell those shares after the Record Date. Accordingly, it is important that you vote the shares you owned on the Record Date or grant a proxy to vote those shares, even if you sell some or all of your shares after the Record Date.

The shares of common stock are the only shares of capital stock of El Paso entitled to notice of, and to vote at, the 2003 Annual Meeting. According to information publicly disclosed in El Paso’s definitive proxy statement filed on May 9, 2003, there were 600,860,300 shares of El Paso common stock outstanding as of May 2, 2003, the Record Date. Every holder of shares of El Paso’s common stock is entitled to one vote for each share held.

Quorum and Required Vote

In accordance with El Paso’s By-Laws, at the 2003 Annual Meeting, a majority of the shares of common stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum.

Nominees for election as directors of El Paso pursuant to Proposal 2 will be elected by a plurality of the votes of the shares present in person or represented by proxy at the 2003 Annual Meeting and entitled to vote on the election of directors. Because directors are elected by a plurality of the votes cast at the 2003 Annual Meeting, the only effect of abstentions and broker non-votes in connection with the election of directors is to reduce the number of shares voted in favor of the nominees. “Broker non-votes” are shares as to which a broker indicates on a proxy that it does not have discretionary authority and has not received voting instructions from the beneficial owner on a particular matter.

The adoption of Stockholder Proposals 1, 3 and 4 will require the affirmative vote of a majority of votes cast on, and abstentions with respect to, each such proposal. Abstentions with respect to these proposals would have the effect of a vote “AGAINST” the proposals. Stockholder Proposal 5 will require for its adoption the affirmative vote of a majority of the votes cast on the proposal. Abstentions will not be counted as votes cast with respect to this proposal and therefore will not affect the outcome. In addition, with respect to each of Stockholder Proposals 1, 3, 4 and 5, broker non-votes, if any, will not be counted as votes cast or abstentions and therefore will not affect the outcome of the vote.

The affirmative vote of a majority of the votes cast on proposals 6, 9, 10 and 11 is required for approval of each of these proposals. Abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will not affect the outcome of the vote.

Under El Paso’s Restated Certificate of Incorporation, the adoption of the amendment proposed by the Board in proposal 7 requires the affirmative vote of holders of at least 51% of the outstanding shares of El Paso’s common stock, excluding shares of common stock beneficially owned by any stockholder who is the beneficial owner of 10% or more of El Paso’s common stock. Abstentions and broker non-votes, if any, will have the effect of a vote “AGAINST” the adoption of the amendment proposed by the Board in proposal 7.

The adoption of the amendment proposed by the Board in proposal 8 requires the affirmative vote of holders of at least a majority of the outstanding shares of El Paso’s common stock. Abstentions and broker non-votes, if any, will have the effect of a vote “AGAINST” the adoption of the amendment proposed by the Board in proposal 8.

Subject to Delaware law, inspectors of election that are appointed by the Board or, if no such appointment is made or such inspectors fail to appear or act, by the Chairman of the 2003 Annual Meeting (appointed in accordance with the By-Laws of the Company), will determine the validity of proxies and receive, inspect, count and report to the meeting in writing the votes cast at the 2003 Annual Meeting.

Stockholder Proposals for 2004 Annual Meeting

According to El Paso, if you want to submit a proposal for possible inclusion in next year’s proxy statement, you must submit it in writing to the Corporate Secretary, El Paso Corporation, 1001 Louisiana Street, Houston, Texas 77002, telephone (713) 420-6195 and facsimile (713) 420-4099. El Paso must receive your proposal on or before January 13, 2004. Additionally, under El Paso’s By-law provisions, a stockholder who desires to bring any matter before the Annual Meeting that is not included in the 2004 Proxy Statement must send written notice to the foregoing address not less than 90 days nor more than 120 days prior to the first anniversary of the 2003 Annual Meeting. Under these criteria, stockholders must provide us with notice of a matter to be brought before the 2004 Annual Meeting between February 18, 2004 and March 19, 2004. If the 2004 Annual Meeting is to be held more than 30 days before or 60 days after June 17, 2004, for a stockholder to bring any matter before the 2004 Annual Meeting, the stockholder’s written notice must be received not less than 90 days nor more than 120 days before the date of the 2004 Annual Meeting or by the tenth day after we publicly announce the date of the 2004 Annual Meeting, if that would result in a later deadline.

No Appraisal Rights

Stockholders of the Company do not have dissenter’s rights of appraisal as a result of this solicitation or the adoption of any of the proposals included in this Proxy Statement.

Where To Get Help

If you have questions, or need further assistance, please contact Innisfree M&A Incorporated toll free at (877) 750-5837 or if you are a bank or broker please call collect at (212) 750-5833.

Solicitation of Proxies; Expenses

In connection with the Stockholder’s solicitation of proxies for use at the 2003 Annual Meeting, proxies may be solicited by mail, courier service, advertisement, telephone, facsimile, telegraph, electronic mail, internet, television, radio, and in person. Solicitations may be made, in the manner set forth in this Proxy Statement, by the Stockholders, Mr. Wyatt, and by the Stockholder Nominees, none of whom will receive additional compensation for such solicitations. The Stockholder may request banks, brokerage firms, and other custodians, nominees and fiduciaries to forward all of the solicitation materials to the beneficial owners of the shares of El Paso common stock they hold of record. The Stockholder will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

The Stockholder has retained Innisfree M&A Incorporated for solicitation and advisory services in connection with the solicitation of proxies for a fee of up to $300,000, together with reimbursement for its reasonable out-of-pocket expenses. The Stockholder has also agreed to indemnify Innisfree M&A Incorporated against certain liabilities and expenses (including under federal securities laws). Innisfree has informed the Stockholder that it would employ up to approximately 100 persons to solicit proxies for use at the 2003 Annual Meeting.

All expenses associated with any solicitation of proxies by the Stockholder in connection with the 2003 Annual Meeting will be borne directly by Selim K. Zilkha and Oscar S. Wyatt, Jr. pro rata based upon the number of El Paso shares held by each of them respectively pursuant to an agreement between them (67.3% by Mr. Zilkha and 32.7% by Mr. Wyatt). There are no commitments or arrangements relating to Mr. Wyatt’s litigation in this agreement or otherwise. The Stockholder and Mr. Wyatt further have agreed to seek reimbursement from the Company upon completion of the solicitation of all expenses incurred by them in connection with the nomination of the Stockholder Nominees, the submission of the Stockholder Proposals and this solicitation. The Stockholder does not intend to seek the approval of El Paso’s stockholders for that reimbursement. If the Stockholder and Mr. Wyatt seek reimbursement of the costs of this solicitation from the Company, the decision whether or not to submit the question of reimbursement to a stockholder vote will be made by the Board. The Stockholder estimates that the costs incidental to his solicitation of proxies, including expenditures for advertising, printing, postage, legal and related expenses will be approximately $5.9 million. Total costs incurred to the date of this Proxy Statement by the Stockholder and Mr. Wyatt have been approximately $1.8 million.

Annual Report and Proxy Statement of the Company

An annual report to stockholders covering the Company’s fiscal year ended December 31, 2002, including financial statements, is required to be furnished to stockholders by the Company in connection with the Company’s solicitation of proxies for the 2003 Annual Meeting. That annual report is not required to be provided by the Stockholder and does not form any part of the material being distributed by the Stockholder for the solicitation of proxies.

The Company’s incumbent Board also will solicit proxies for use at the 2003 Annual Meeting and has furnished or will shortly furnish a proxy statement in connection with that solicitation. Neither the Stockholder, the Participants nor any of their respective affiliates or associates is presently an officer or director of, or otherwise engaged in the management of, the Company. Consequently, the Stockholder does not have current information concerning the common stock of the Company, other information concerning the Company’s management, the procedures for submitting proposals for consideration at the next annual meeting of the Company’s stockholders or certain other matters regarding the Company and the 2003 Annual Meeting. Accordingly, reference for that information is made to management’s definitive proxy statement filed with the Securities and Exchange Commission on May 9, 2003.

Under the federal securities laws, the Stockholder is required to disclose certain information as to the security ownership of the Company’s management, its current directors and the holders of significant amounts of El Paso’s common stock. That information, which has been obtained from El Paso’s definitive proxy statement with the Securities and Exchange Commission, on May 9, 2003 is provided in Schedule IV.

*  *  *

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement or need help voting your shares, please contact:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th floor

New York, NY 10022

Call toll free: (877) 750-5837

Banks and Brokers, call collect: (212) 750-5833

For more information, please visit www.saveelpasonow.com

SCHEDULE I

PROPOSED BY-LAW AMENDMENTS

Following is the text to the amendments to the Company’s By-Laws set forth in the Stockholder’s Proposals 1 and 3:

Proposal 1.	Delete Article III, Section 1 of the Company’s By-Laws in its entirety and replace it with the following:

“Section 1. Number, Qualification and Term of Office.    The number of directors which shall constitute the whole Board shall be nine. At each annual meeting of the stockholders a Board shall be elected by the stockholders for a term of one year. Each Director shall serve until his successor is duly elected and shall qualify.”

Proposal 2.	Delete Section 3 of Article III of the Company’s By-Laws in its entirety and replace it with the following:

“Section 3. Nomination of Directors.    Nominations of persons for election to the Board may be made at any time prior to or at an annual meeting of stockholders or special meeting of stockholders called by the Board for the purpose of electing Directors (i) by or at the direction of the Board or (ii) by any stockholder of the corporation entitled to vote for the election of directors at such meeting.”

SCHEDULE II

	As defined in April 24, 2003 Preliminary Proxy Statement filed by El Paso[1]
	($ millions)
	Core Assets	Non-core Assets
2002 as reported in Annual Report on Form 10-K for the year ended December 31, 2002 (p. 23)
Cove Point LNG contract	—	210

2002 as reported in Annual Report on Form 10-K for the year ended December 31, 2002 (p. 107)
Pipeline Segment:[3]	303	—
Natural gas and oil properties located in Texas, Kansas and Oklahoma and their related contracts
Typhoon natural gas pipeline
12.3% equity interest in Alliance Pipeline and related assets
Production Segment:[4]	1,297	—
Natural gas and oil properties located in east and south Texas, Colorado, southeast Texas, Utah and western Canada
Field Services Segment:[5]	1,513	—
Texas and New Mexico midstream assets
Dragon Trail processing plant
San Juan Basin gathering, treating and processing assets
14.4 % equity interest in Aux Sable NGL plant
Gathering facilities located in Utah
50% interest in Blacks Fork facility
Merchant Energy Segment:[6]	—	161
50% equity interest in petroleum products terminal
NGL pipelines and fractionation facilities
14.4% equity interest in Alliance Canada Marketing L.P.
Typhoon oil pipelines
40% equity interest in Samalayuca Power II power project in Mexico
Corporate and Other:	—	57
Coal reserves and properties in West Virginia, Virginia and Kentucky
Total 2002	3,113	428

2003 as reported in Annual Report on Form 10-K for the year ended December 31, 2002 (p. 108)
Pipeline Segment:	43	—
Panhandle gathering system located in Texas
2.1% equity interest in Alliance pipeline and related assets
Production Segment:	687	—
Natural gas and oil properties located in western Canada, Oklahoma, New Mexico and offshore
Field Services Segment:	35	—
Gathering systems located in Wyoming
Merchant Energy Segment:	—	813
50% equity interest in CE Generation L.L.C. power investment (including the rights to a 50% interest in a geothermal development Project)
Mt. Carmel power plant
Kladno power project
Corpus Christi refinery
Florida petroleum terminals and tug and barge operations
Petroleum asphalt operations
Enerplus Global Energy Management Company
Corporate and Other:	—	89
Remaining coal reserves and properties in West Virginia, Virginia and Kentucky
Aircraft

	As defined in April 24, 2003 Preliminary Proxy Statement filed by El Paso[1]
	($ millions)
	Core Assets	Non-core Assets

2003 as reported in El Paso’s Definitive Proxy Statement filed on May 9, 2003 (p. 2-3)
European natural gas trading book[7]	—	82
Other, including ECK generating project in Prague, Czech Republic	—	78
Other, including Enerplus Global Energy Management Company[8]	—	65
East Coast Power L.L.C.[9]	456	—
North Louisiana and Mid-Continent field service[10]	120	—
Unspecified additional asset sales[11]	—	79
Eagle Point refinery and related pipeline assets[12]	—	130	[13]
Total 2003	1,341	1,336

Total 2002 and 2003	4,454	1,764

Percentage of Total 2002 and 2003	72%	28%

[1]	In its April 24, 2003 preliminary proxy statement, El Paso states that its business plan includes “[p]reserving and enhancing the value of our core pipeline, production, midstream and non-merchant power businesses.” In its May 1, 2003 preliminary proxy statement and subsequent filings, El Paso changed its business plan yet again when it eliminated Non-merchant Power from its definition of core businesses. Under the latest definition, the sale of East Coast Power L.L.C. would be classified as non-core. Under the latest definition of core businesses, the total core and non-core sales in 2002 and 2003 would be $3.998 billion (64%) and $2.220 billion (36%), respectively, and in 2003 would be $885 million (33%) and $1.792 billion (67%), respectively.
[2]	For some reason, in its May 1, 2003 preliminary proxy statement and subsequent filings, El Paso removed Non-merchant Power from its core business. El Paso’s February 5, 2003 press release states that its Non-merchant Power business “consists of plants with long-term sales agreements.”
[3]	According to El Paso’s Annual Report on Form 10-K for the year ended December 31, 2002, this segment is defined as “interstate natural gas pipelines.”
[4]	According to El Paso’s Annual Report on Form 10-K for the year ended December 31, 2002, this segment” conducts [El Paso’s] natural gas and oil exploration and production activities.”
[5]	According to El Paso’s Annual Report on Form 10-K for the year ended December 31, 2002, this segment “conducts [El Paso’s] midstream activities.”
[6]	According to El Paso’s Annual Report on Form 10-K for the year ended December 31, 2002, this segment “consists of three primary divisions: global power, petroleum and energy trading.”
[7]	The Stockholder characterized this sale under El Paso’s energy trading division of its Merchant Energy Segment.
[8]	The Stockholder characterized the $35 million sale of Enerplus Global Energy Management Company under El Paso’s trading division of its Merchant Energy Segment.
[9]	The Stockholder characterized this sale under El Paso’s Non-merchant Power Business.
[10]	The Stockholder characterized this sale under El Paso’s Field Services (or Midstream) Segment.
[11]	Although these additional asset sales are unspecified in the proxy statement, the Stockholder has listed them as non-core.
[12]	No agreement has been signed for this sale, although El Paso has signed a letter of intent. This sale is characterized as a sale under El Paso’s petroleum division of its Merchant Energy Segment.
[13]	The letter of intent states that the sale is for $130 million plus the fair market value of inventory on hand.

SCHEDULE III

PARTICIPANT INFORMATION

TRADING ACTIVITY OF THE NOMINEES

The following table contains a summary description of all purchases and sales of the common stock of El Paso effected within the past two years by the Participants:

Shares of El Paso Corporation

	Participant	Common Stock	Action	Date
I.	Stephen D. Chesebro’	346	Sell	7/27/01

II.	Ted E. Davis	3,000	Buy	10/16/02
		2,000	Buy	10/16/02
		802	Buy	10/17/02
		1,800	Sell	12/02/02
		1,002	Sell	12//02/02

III.	Oscar S. Wyatt, Jr.	9,167	Buy	3/6/01	(1)
		200,000	Sell	3/20/01
		30,000	Sell	3/20/01
		15,000	Sell	3/20/01
		50,000	Sell	3/22/01
		100,000	Sell	3/23/01
		5,200	Sell	3/26/01
		6,000	Sell	4/23/01
		4,000	Buy	5/30/02
		1,000	Buy	6/3/02
		1,000	Buy	6/3/02
		5,000	Buy	7/23/02

IV.	Selim K. Zilkha	3,000	Sell	3/27/01	(2)
		800	Sell	4/21/01	(2)
		2,500	Sell	9/24/01	(2)
		250,000	Sell	9/26/01
		18,000	Sell	12/21/01	(2)
		900	Sell	12/21/01	(2)
		25,000	Sell	4/10/02
		50,000	Sell	6/5/02
		50,000	Sell	6/6/02
		50,000	Sell	6/7/02
		300,000	Sell	6/10/02
		357,500	Sell	6/10/02	(2)
		50,000	Sell	6/11/02
		170,000	Sell	6/12/02
		50,000	Sell	6/17/02
		50,000	Sell	6/18/02
		50,000	Sell	6/19/02
		50,000	Sell	6/20/02
		50,000	Sell	6/21/02
		50,000	Sell	6/24/02
		50,000	Sell	6/25/02

Participant	Common Stock	Action	Date
	110,857	Sell	6/25/02	(2)
	25,000	Sell	7/2/02
	50,000	Sell	7/3/02
	15,857	Sell	7/5/02
	19,143	Sell	7/5/02
	100,000	Sell	7/8/02
	100,000	Sell	7/9/02
	95,700	Sell	7/10/02
	125,000	Sell	7/17/02
	62,500	Sell	7/18/02
	75,000	Sell	7/22/02	(3)
	37,500	Sell	7/23/02	(3)
	242,777	Sell	8/5/02
	145,666	Sell	8/6/02	(3)
	97,500	Sell	9/23/02
	52,500	Sell	9/26/02	(3)
	12,500	Sell	10/3/02
	6,700	Sell	10/4/02
	52,200	Sell	10/7/02
	7,500	Sell	10/8/02	(3)
	3,300	Sell	10/9/02	(3)
	31,250	Sell	10/10/02
	31,400	Sell	10/10/02	(3)
	31,250	Sell	10/11/02
	31,250	Sell	10/14/02
	31,250	Sell	10/15/02
	31,250	Sell	10/16/02
	18,750	Sell	10/16/02	(3)
	31,250	Sell	10/17/02
	18,750	Sell	10/17/02	(3)
	18,750	Sell	10/17/02	(3)
	18,750	Sell	10/18/02	(3)
	18,750	Sell	10/21/02	(3)
	18,750	Sell	10/22/02	(3)
	39,000	Sell	10/28/02
	61,000	Sell	10/29/02
	50,000	Sell	10/30/02
	300	Sell	10/31/02
	60,000	Sell	11/1/02
	50,000	Sell	11/4/02
	50,000	Sell	11/5/02
	100,000	Sell	11/6/02
	50,000	Sell	11/7/02
	25,000	Sell	11/13/02
	75,000	Sell	11/14/02
	32,900	Sell	11/18/02
	50,000	Sell	1/14/03

(1)	Issued to Mr. Wyatt by El Paso Corporation in the amount of $577,377.66 for deferred compensation (stock was issued in lieu of cash at $62.98 per share of common stock).

(2)	Reflects gift of shares of El Paso common stock from Mr. Zilkha to charity.

(3)	Reflects sales of El Paso common stock by a charitable foundation formed by Mr. Zilkha.

Calls to Acquire Shares of the El Paso

The table below contains a summary description of all purchases and sales of calls to acquire shares of the common stock of El Paso effected within the past two years by Mr. Oscar S. Wyatt, Jr. Mr. Wyatt sold calls to acquire 1,000,000 shares of the common stock of El Paso at the exercise price of $49.00 for each share on the dates set forth in the following table. Each call would have become exercisable one year after the date of sale and remained exercisable for one day. On June 18, 2002, Mr. Wyatt repurchased the calls he previously sold. As of the date of this Proxy Statement, neither Mr. Wyatt nor any other Participant has any puts or calls with respect to the common stock of El Paso outstanding.

Participant	Calls to Acquire Common Stock	Action	Date
Oscar S. Wyatt, Jr.	120,000	Sell	11/1/01
	405,000	Sell	11/8/01
	342,000	Sell	11/9/01
	92,000	Sell	11/12/01
	41,000	Sell	11/13/01
	1,000,000	Buy	6/18/02

SCHEDULE IV

The following sets forth certain information from El Paso’s definitive proxy statement on Schedule 14A filed with the Securities Exchange Commission on May 9, 2003 by El Paso with respect to (i) security ownership of certain beneficial owners and management, (ii) compensation of executive officers, (iii) stock option grants, (iv) option exercises and year-end value table, and (v) long-term incentive awards. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. This information is presented as reported by El Paso in the filing referenced above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 1, 2003 (unless otherwise noted) regarding beneficial ownership of common stock by each director, our Chief Executive Officer and the other four most highly compensated executive officers in the last fiscal year, our directors and executive officers as a group and each person or entity known by El Paso to own beneficially more than 5% of its outstanding shares of common stock. No family relationship exists between any of the directors or executive officers of El Paso.

Title of Class	Name of Beneficial Owner	Beneficial Ownership (Excluding Options) (1)		Stock Options (2)		Total		Percent of Class

Common Stock	Pacific Financial Research Inc. (3) 9601 Wilshire Boulevard, Suite 800 Beverly Hills, CA 90210	65,450,000	(3)	—	(3)	65,450,000	(3)	10.9%

Common Stock	Capital Research and Management Company (3) 333 South Hope Street Los Angeles, CA 90071	55,473,020	(3)	—	(3)	55,473,020	(3)	9.3%

Common Stock	Brandes Investment Partners, L.L.C. (3) 11988 El Camino Real Suite 500 San Diego, CA 92130	32,719,428	(3)	—	(3)	32,719,428	(3)	5.5%

Common Stock	B. Allumbaugh	42,910		16,000		58,910		*

Common Stock	J.M. Bissell	33,005		9,000		42,005		*

Common Stock	J.C. Braniff	36,639	(4)	18,000		54,639		*

Common Stock	J.L. Dunlap (5)	—		5,000		5,000		*

Common Stock	J.F. Gibbons	51,749		26,000		77,749		*

Common Stock	R.W. Goldman	5,912		5,000		10,912		*

Common Stock	A.W. Hall, Jr.	25,856		9,000		34,856		*

Common Stock	R.L. Kuehn, Jr.	329,982	(6)	599,300		929,282		*

Common Stock	J.C. MacNeil, Jr.	33,607		9,000		42,607		*

Common Stock	T.R. McDade	77,081		9,000		86,081		*

Common Stock	J.M. Talbert	5,000		5,000		10,000		*

Common Stock	M. Wallop	38,099		8,000		46,099		*

Common Stock	W.A. Wise	2,076,139	(7)	1,887,917	(8)	3,964,056		*

Common Stock	J.L. Whitmire	4,356		5,000		9,356		*

Common Stock	J.B. Wyatt	29,863		11,000		40,863		*

Common Stock	R. Eads	199,679	(9)	504,667		704,346		*

Common Stock	H.B. Austin	321,429		417,883		739,312		*

Common Stock	J.W. Somerhalder II	330,651		417,883		748,534		*

Common Stock	R.G. Phillips	606,802		278,917		885,719		*

Common Stock	Directors and executive officers as a group (25 persons total) (including those individuals listed above)	4,787,792		5,018,856		9,806,648		1.622%

*	Less than 1%

(1)	The individuals named in the table have sole voting and investment power with respect to shares of El Paso common stock beneficially owned, except that Messrs. Allumbaugh, Gibbons, Talbert, Wise, and Austin share with one or more other individuals voting and investment power with respect to 18,224, 2,000, 5,000, 11,694 and 140,042 shares of common stock, respectively. This column also includes shares of common stock held in the El Paso Benefits Protection Trust as a result of deferral elections made in accordance with El Paso benefit plans. These individuals share voting power with the trustee under that plan and receive dividends on such shares, but do not have the power to dispose of, or direct the disposition of, such shares until such shares are distributed. In addition, some shares of common stock reflected in this column for certain individuals are subject to restrictions. According to a Schedule 13G filed on February 14, 2003, as of December 31, 2002, Pacific Financial Research Inc. had shared voting power over 65,450,000 shares of common stock and shared dispositive power over 3,225,500 shares of common stock. According to a Schedule 13G filed on February 14, 2003, as of December 31, 2002, Capital Research and Management Company had sole dispositive power over 55,473,020 shares of common stock. According to a Schedule 13G filed on February 14, 2003, as of December 31, 2002, Brandes Investment Partners, L.L.C. had shared voting power over 25,798,409 shares of common stock and dispositive power over 32,719,428 shares of common stock.

(2)	The directors and executive officers have the right to acquire the shares of common stock reflected in this column within 60 days of April 1, 2003, through the exercise of stock options.

(3)	Stock ownership as of December 31, 2002, for Pacific Financial Research Inc., Capital Research and Management Company, and Brandes Investment Partners, L.L.C. were reported on separate Schedules 13G filed on February 14, 2003.

(4)	Mr. Braniff’s beneficial ownership excludes 3,500 shares of El Paso common stock owned by his wife, of which Mr. Braniff disclaims any beneficial ownership.

(5)	Mr. Dunlap’s holdings are as of April 7, 2003, the effective date of his election to the Board of Directors.

(6)	Mr. Kuehn’s beneficial ownership excludes 22,500 shares of El Paso common stock owned by his wife, 20 shares owned by his children, and 4,200 shares held in trust for his children, of which Mr. Kuehn disclaims any beneficial ownership.

(7)	Mr. Wise’s beneficial ownership excludes 400 shares of El Paso common stock owned by his children under the Uniform Gifts to Minors Act, of which Mr. Wise disclaims any beneficial ownership.

(8)	Includes 98,000 stock options held in the William & Marie Wise Family Ltd. Partnership.

(9)	As of December 31, 2002.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table and narrative text discuss the compensation earned by or paid in 2002, 2001 and 2000 to our Chief Executive Officer and our four other most highly compensated executive officers. They were compensated for their services provided in all capacities to El Paso and its subsidiaries. The table also identifies the principal capacity in which each of the executives named in this Proxy Statement served El Paso at the end of fiscal year 2002.

Summary Compensation Table

		Annual Compensation						Long-Term Compensation
								Awards			Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Other Annual Compensation ($) (2)		Restricted Stock Awards ($) (3)		Securities Underlying Options (#)	Long-Term Incentive Plan Payouts ($) (4)	All Other Compensation ($) (5)
William A. Wise (6) Former Chairman & CEO	2002 2001 2000	$ $ $	1,430,004 1,305,425 1,108,338	$ $ $	0 3,432,000 2,730,000	$ $ $	229,728 210,481 191,142	$ $ $	0 1,715,997 2,729,940	— 768,250 —	— — —	$ $ $	255,632 3,771,994 7,215,408

Ralph Eads (7) Former Executive Vice President	2002 2001 2000	$ $ $	700,008 580,213 503,129	$ $ $	0 1,400,000 920,000	$ $ $	3,185 59,050 2,762	$ $ $	0 699,980 919,907	— 248,000 —	— — —	$ $ $	94,663 977,384 3,972,036

H. Brent Austin President and Chief Operating Officer	2002 2001 2000	$ $ $	637,500 552,091 454,167	$ $ $	0 1,140,000 880,000	$ $ $	0 0 0	$ $ $	0 569,992 879,887	15,151 223,000 —	— — —	$ $ $	85,087 950,530 1,808,331

John W. Somerhalder II Executive Vice President	2002 2001 2000	$ $ $	600,000 552,091 454,167	$ $ $	0 1,140,000 880,000	$ $ $	0 0 455	$ $ $	0 569,992 879,887	— 223,000 —	— — —	$ $ $	81,926 946,591 1,805,260

Robert G. Phillips President, El Paso Field Services	2002 2001 2000	$ $ $	400,008 376,042 327,091	$ $ $	0 560,000 525,000	$ $ $	43,773 0 58	$ $ $	0 279,958 524,950	— 151,250 —	— — —	$ $ $	37,921 912,039 1,780,148

(1)	For years 2000 and 2001, El Paso’s incentive compensation plans required executives to receive a substantial part of their annual bonus in shares of restricted El Paso common stock. The amounts reflected in this column for years 2000 and 2001 represent a combination of the market value of the restricted common stock and cash at the time awarded under the applicable El Paso incentive compensation plan. Specifically for fiscal year 2001, Messrs. Wise, Eads, Austin, Somerhalder and Phillips received the following number of shares of restricted common stock and cash for their bonus: 40,258 shares and $1,716,023 cash; 16,422 shares and $700,020 cash; 13,372 shares and $570,025 cash; 13,372 shares and $570,025 cash; and 6,568 shares and $280,042 cash, respectively. For fiscal year 2000, Messrs. Wise, Eads, Austin, Somerhalder and Phillips received the following number of shares of restricted common stock and cash for their bonus: 40,735 shares and $32 cash; 13,727 shares and $47 cash; 13,130 shares and $57 cash; 13,130 shares and $57 cash; and 7,833 shares and $50 cash, respectively. The value of the shares of restricted stock issued has declined significantly since the date of grant. Dividends are paid directly to the holders of the restricted common stock during the four-year vesting schedule.

(2)

The amount reflected for Mr. Wise in fiscal year 2002 includes, among other things, $90,000 for a perquisite and benefit allowance and $65,509 in value attributed to use of El Paso’s aircraft. The amount reflected for Mr. Wise in 2001 includes, among other things, $90,000 for a perquisite and benefit allowance and $62,692 in value attributed to use of El Paso’s aircraft. The amount reflected for Mr. Wise in fiscal year 2000 includes, among other things, $90,000 for a perquisite and benefit allowance and $56,734 in value attributed to use of El Paso’s aircraft. The amount reflected for Mr. Phillips in fiscal year 2002 includes, among other things, $42,000 for a perquisite and benefit allowance. The amount reflected for Mr. Eads in fiscal year 2001 includes, among other things, $42,000 for a perquisite and benefit allowance and $10,136 in value attributed to use of El Paso’s aircraft. Except as noted, the total value of the perquisites and other personal benefits received by the other executives named in this Proxy Statement in fiscal years 2002, 2001 and 2000 are not included in this column since they were below the Securities and Exchange Commission’s reporting threshold.

(3)	For years 2000 and 2001, El Paso’s incentive compensation plans provided for and encouraged participants to elect to take all or some of their cash portion of their annual bonus award in shares of restricted common stock. The amounts reflected in this column for years 2000 and 2001 include the market value of restricted common stock on the date of grant. Specifically for fiscal year 2001, Messrs. Wise, Eads, Austin, Somerhalder and Phillips received the following number of shares of restricted common stock in lieu of a cash bonus: 40,258; 16,422; 13,372; 13,372; and 6,568, respectively. For fiscal year 2000, Messrs. Wise, Eads, Austin, Somerhalder and Phillips received the following number of shares of restricted common stock in lieu of a cash bonus: 40,735; 13,727; 13,130; 13,130; and 7,833, respectively. The value of the shares of restricted stock issued has declined significantly since the date of grant.

The number of shares of performance and time vesting restricted stock, the number of shares of time vesting restricted stock, the total number of shares of restricted stock, and value of restricted common stock (including the amount in this column) held on December 31, 2002, is as follows:

Name	Performance & Time Vesting	Time Vesting Only	Total	Value ($)
William A. Wise	350,000	281,248	631,248	$4,393,486
Ralph Eads	110,000	78,594	188,594	$1,312,614
H. Brent Austin	88,300	89,596	177,896	$1,238,156
John W. Somerhalder II	65,000	89,596	154,596	$1,075,988
Robert G. Phillips	60,000	51,706	111,706	$777,474

Shares of restricted common stock that are subject to a time-vesting schedule generally vest four years from the date of grant (including the shares awarded as part of the annual bonus in years 2000 and 2001 described above). With respect to performance vesting, if the required El Paso performance targets are not met within a four-year time period, all unvested shares are forfeited. Any dividends awarded on the restricted common stock are paid directly to the holder of the El Paso common stock. These total values can be realized if, and only if, the restricted common stock granted to the executives named in this Proxy Statement vests with respect to both time and performance.

Of the 350,000 shares of performance and time vesting restricted stock held by Mr. Wise as of his date of termination, 80,000 were forfeited because the performance targets had not been met. The remaining 270,000 of these shares, for which performance targets had been met, vested as of Mr. Wise’s termination date in accordance with El Paso policy. Of the 281,248 shares of time vesting restricted stock held by Mr. Wise, in accordance with the terms applicable to the grants, 59,609 were forfeited as of his date of termination and 221,639 became vested as of that date. Of the 110,000 shares of performance and time vesting restricted stock held by Mr. Eads as of his date of termination, 14,000 were forfeited because the performance targets had not been met. The remaining 96,000 of these shares, for which performance targets had been met, vested as of Mr. Eads’ termination date in accordance with El Paso policy. Of the 78,594 shares of time vesting restricted stock held by Mr. Eads, in accordance with the terms applicable to the grants, 21,466 were forfeited as of his date of termination and 57,128 became vested as of that date.

(4)	No long-term incentive payouts were made in fiscal years 2002, 2001 and 2000.

(5)	The compensation reflected in this column for fiscal year 2002 includes El Paso’s contributions to the El Paso Retirement Savings Plan, a supplemental company match for the Retirement Savings Plan under the Supplemental Benefits Plan, and the above-market interest earned on deferred compensation. Specifically, these amounts for fiscal year 2002 were $9,000, $209,789 and $36,843 for Mr. Wise; $9,000, $51,393 and $34,270 for Mr. Eads; $9,000, $70,987 and $5,100 for Mr. Austin; $9,000, $69,299 and $3,627 for Mr. Somerhalder; and $7,500, $28,499 and $1,922 for Mr. Phillips, respectively.

(6)	Mr. Wise ceased to be Chairman and CEO on March 12, 2003.

(7)	Mr. Eads ceased to be an employee on December 31, 2002.

Stock Option Grants

This table sets forth the number of stock options granted at fair market value to the executive named in this Proxy Statement during the fiscal year 2002. In satisfaction of applicable SEC regulations, the table further sets forth the potential realizable value of such stock options in the year 2012 (the expiration date of the stock options) at an assumed annualized rate of stock price appreciation of 5% and 10% over the full ten-year term of the stock options. As the table indicates, annualized stock price appreciation of 5% and 10% would result in stock prices in the year 2012 of approximately $14.83 and $23.62, respectively. The amounts shown in the table as potential values for all shares of common stock outstanding on December 31, 2002 (approximately $3.4 billion and $8.7 billion), represent the corresponding increases in the market value of 601,307,688 shares of the common stock outstanding as of December 31, 2002. No gain to the executive named in this Proxy Statement is possible without an increase in stock price, which would benefit all stockholders. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurances that the potential realizable values shown in this table will be achieved.

Option Grants in 2002

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to All Employees in 2002	Exercise Price ($/Share)	Expiration Date
					If Stock Price at $14.83109 in 2012 5%($)	If Stock Price at $23.61603 in 2012 10%($)
Potential Value of All Common Stock Outstanding on December 31, 2002	N/A	N/A	N/A	N/A	$3,443,139,280	$8,725,590,953
H. Brent Austin	15,151	0.59%	$9.1050	11/6/12	$86,756	$219,857

(1)	The stock options granted in 2002 by El Paso to the executive named above vest one-half on each of the first two anniversaries of the grant. No stock options were granted to any other of the named executives. There were no stock appreciation rights granted in 2002. Any unvested stock options become fully exercisable in the event of a “change in control” (see page 44 of this Proxy Statement for a description of El Paso’s 2001 Omnibus Incentive Compensation Plan and the definition of the term “change in control.”) Under the terms of El Paso’s 2001 Omnibus Incentive Compensation Plan, the Compensation Committee may, in its sole discretion and at any time, change the vesting of the stock options. Certain non-qualified stock options may be transferred to immediate family members, directly or indirectly or by means of a trust, corporate entity or partnership. Further, stock options are subject to forfeiture and/or time limitations in the event of a termination of employment.

Option Exercises and Year-End Value Table

This table sets forth information concerning stock option exercises and the fiscal year-end values of the unexercised stock options, provided on an aggregate basis, for each of the executives named in this Proxy Statement.

Aggregated Option Exercises in 2002

and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)				Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)
Name			Exercisable		Unexercisable		Exercisable	Unexercisable
William A. Wise	0	$0	1,864,584	(2)	441,666	(3)	$0	$0
Ralph Eads	0	$0	504,668		393,332	(3)	$0	$0
H. Brent Austin	0	$0	406,217		135,984		$0	$0
John W. Somerhalder II	0	$0	376,217		120,833		$0	$0
Robert G. Phillips	0	$0	245,584		82,916		$0	$0

(1)	The figures presented in these columns have been calculated based upon the difference between $7.00, the fair market value of the common stock on December 31, 2002, for each in-the-money stock option, and its exercise price. No cash is realized until the shares received upon exercise of an option are sold. No executives named in this Proxy Statement had stock appreciation rights that were outstanding on December 31, 2002.
(2)	Includes 98,000 stock options held by the William & Marie Wise Family Ltd. Partnership.
(3)	Of the 441,666 stock options listed for Mr. Wise, 258,333 were forfeited when he ceased to be an employee on March 12, 2003. All 393,332 of the stock options listed for Mr. Eads were forfeited when he ceased to be an employee on December 31, 2002.

Long-Term Incentive Awards

Restricted Stock

This table provides information concerning incentive awards of restricted common stock made under El Paso’s 2001 Omnibus Incentive Compensation Plan. The number of shares of restricted common stock will vest if, and only if, the executive named below remains an employee of El Paso for the specified time period and the required increase in total stockholder return is achieved during such time period. No other named executive received an incentive award during 2002.

Long-Term Incentive Plans—Awards in 2002

Restricted Stock

	Number of Shares	Performance or Other Period Until Maturation	Estimated Number of Shares to Be Vested Under Restricted Stock Grants(1)
Name			Below Threshold (#)	Threshold (#)	Target (#)	Maximum (#)
H. Brent Austin	23,300	3 years	0	6,990	13,980	23,300

(1)	The indicated number of shares of restricted common stock vest at the Threshold, Target and Maximum levels only if total stockholder return equals or exceeds 40%, 65% and 90%, respectively within the indicated performance period. Total stockholder return equals stock price appreciation/depreciation, plus any dividends and distributions declared on El Paso’s common stock during the relevant period.

Performance Units

This table provides information concerning long-term incentive awards of performance units under El Paso’s 2001 Omnibus Incentive Compensation Plan. The grant reflected vests on June 30, 2003, at the end of the indicated maturation performance period, at which time El Paso’s total stockholder return is compared to that of its peer group. With respect to the grant, if El Paso’s total stockholder return ranks in the first, second, third or fourth quartiles of its peer group, the value of each unit is $150, $100, $50 and $0, respectively. The same performance thresholds and vesting date are applicable to other outstanding awards of performance units under El Paso’s 2001 Omnibus Incentive Compensation Plan and 1999 Omnibus Incentive Compensation Plan. The payout, if any, will be made in cash. All the amounts shown are potential assumed amounts. There can be no assurance that El Paso will achieve the results that would lead to final payments under the plan. No other named executive received any performance units during 2002.

Long-Term Incentive Plan—Awards in 2002

Performance Units

	Number of Units (#)	Period Until Maturation or Payout	Estimated Payouts Under Non-Stock Price-Based Plans
Name			Below Threshold (#)	Threshold (#)	Target (#)	Maximum (#)
H. Brent Austin	931	1 year	$0	$46,500	$93,100	$139,650

PENSION PLAN

Effective January 1, 1997, El Paso amended its pension plan to provide pension benefits under a cash balance plan formula that defines participant benefits in terms of a hypothetical account balance. Prior to adopting a cash balance plan, El Paso provided pension benefits under a plan (the “Prior Plan”) that defined monthly benefits based on final average earnings and years of service. Under the cash balance plan, an initial account balance was established for each El Paso employee who was a participant in the Prior Plan on December 31, 1996. The initial account balance was equal to the present value of Prior Plan benefits as of December 31, 1996. At the end of each calendar quarter, participant account balances are increased by an interest credit based on 5-Year Treasury bond yields, subject to a minimum interest credit of 4% per year, plus a pay credit equal to a percentage of salary and bonus. The pay credit percentage is based on the sum of age plus service at the end of the prior calendar year according to the following schedule:

Age Plus Service	Pay Credit Percentage
Less than 35	4%
35 to 49	5%
50 to 64	6%
65 and over	7%

Under El Paso’s pension plan and applicable Internal Revenue Code provisions, compensation in excess of $200,000 cannot be taken into account and the maximum payable benefit in 2002 was $160,000. Any excess benefits otherwise accruing under El Paso’s pension plan are payable under El Paso’s Supplemental Benefits Plan. Participants may elect to receive benefits in the form of either a lump sum payment or actuarial equivalent monthly payments over a period of time not less than five years and not more than the participant’s remaining life.

Participants with an initial account balance on January 1, 1997 (including each of the executives named in this Proxy Statement, except Mr. Eads) are provided minimum benefits equal to the Prior Plan benefit accrued as of the end of 2001. The Prior Plan benefit is computed as follows: for each year of credited service up to a total of 30 years, 1.1% of the first $26,800, plus 1.6% of the excess over $26,800, of the participant’s average annual earnings during his five years of highest earnings. Upon retirement, the pension benefit equals the greater of the cash balance formula benefit or the Prior Plan benefit accrued as of the end of 2001. Credited service as of December 31, 2001, for each executive named in this Proxy Statement is shown in the table below. Amounts reported under Salary and Bonus for each executive named in this Proxy Statement in the Summary Compensation Table approximate earnings as defined under the pension plan.

Estimated annual benefits payable from the pension plan and Supplemental Benefits Plan upon retirement at the normal retirement age (age 65) for each executive named in this Proxy Statement is reflected below (based on assumptions that each executive named in this Proxy Statement receives base salary shown in the Summary Compensation Table with no pay increases, receives 75% of maximum annual bonuses beginning with bonuses earned for fiscal year 2003, and cash balances are credited with interest at a rate of 4% per annum):

Named Executive	Credited Service As Of December 31, 2001	Pay Credit Percentage During 2003	Estimated Annual Benefits(1)
William A. Wise(2)	30	7%	$881,725
Ralph Eads(3)	N/A	N/A	$0
H. Brent Austin	15	7%	$270,415
John W. Somerhalder II	24	7%	$398,400
Robert G. Phillips	6	6%	$180,870

(1)	For Messrs. Wise and Austin, the amounts reflected have been reduced as a result of their participation in the Alternative Benefits Program, as described on page 43 of this Proxy Statement. Prior Plan minimum benefits for Wise and Somerhalder are greater than their projected cash balance benefits at age 65.
(2)	The amount reflected for Mr. Wise is his vested pension benefit amount under both the Supplemental Benefits Plan and the tax-qualified pension plan as of his termination date of March 12, 2003, payable commencing at age 65. Mr. Wise has elected to receive his Supplemental Benefits Plan benefit in a lump sum of $15,326,532, minus amounts withheld for taxes. Mr. Wise has the right to elect to receive a single life annuity benefit under the tax-qualified pension plan. If he makes this election, his actual annual benefit under the tax-qualified plan will be $97,533.
(3)	Mr. Eads was not vested in his pension benefits upon his termination of employment with El Paso on December 31, 2002.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement or need help voting your shares, please contact:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th floor

New York, NY 10022

Call toll free: (877) 750-5837

Banks and Brokers, call collect: (212) 750-5833

For more information, please visit www.saveelpasonow.com

ANNEX A

PROXY

Solicited by Selim K. Zilkha

Annual Meeting of the Stockholders of

El Paso Corporation

June 17, 2003

The undersigned hereby appoints Selim K. Zilkha and Alan M. Miller, and each or any of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock of El Paso Corporation, held of record by the undersigned on May 2, 2003 at the Annual Meeting of the stockholders of El Paso Corporation to be held at the George R. Brown Convention Center, 1001 Avenida de las Americas, Houston, Texas on June 17, 2003, and at any adjournments, postponements, reschedulings or continuations of such meeting for the purposes identified in this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for director should be unavailable to serve for election, in accordance with and as described in Selim K. Zilkha’s Proxy Statement. This is not a solicitation on behalf, or in support of, the Board of Directors of El Paso Corporation.

If you validly execute and return this card without indicating your vote on one or more of the following proposals, you will be deemed to have voted as follows with respect to any such proposals: FOR proposals 1 through 9, and 11, and to have abstained from voting on proposal 10. This proxy card will revoke any previously executed proxy with respect to all proposals.

Selim K. Zilkha strongly recommends that stockholders vote FOR proposals 1 through 9, and 11:

Proposal 1—To amend El Paso Corporation’s By-Laws to fix the number of directors at nine.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2—To elect each of R. Gerald Bennett, C. Robert Black, Charles H. Bowman, Ronald J. Burns, Stephen D. Chesebro’, Ted Earl Davis, John J. Murphy, John V. Singleton and Selim K. Zilkha to El Paso Corporation’s Board of Directors, in lieu of any persons who may be nominated by El Paso Corporation’s incumbent Board of Directors or by any other person.

FOR ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐

(Instruction: If you wish to vote for the election of less than all of the nominees, check the “FOR” box above and write the name of the person(s) you do not wish elected in the following space:                                                                         . If no box is marked above with respect to this Proposal, the undersigned will be deemed to vote for such Proposal, except that the undersigned will not be deemed to vote for the election of any candidate whose name is written in the space provided above.)

Proposal 3—To amend El Paso Corporation’s By-Laws to delete advance notice applicable to director nominations.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4—To amend El Paso’s By-Laws to repeal changes made after November 7, 2002 (other than the amendments effected by Proposals 1 and 3).

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 5—To require that action be taken at the Annual Meeting on proposals 1 to 4 above in the sequence indicated and before any other business is conducted.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The following proposals have been submitted by either the Board of Directors of the Company or various other shareholders of the Company:

Proposal 6—Board of Directors proposal to ratify appointment of PricewaterhouseCoopers LLP as independent certified public accountants for fiscal year ending December 31, 2003.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 7—Board of Directors proposal to amend El Paso’s Restated Certificate of Incorporation to eliminate Article 12 containing a “fair price” provision.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 8—Board of Directors proposal to amend El Paso’s Restated Certificate of Incorporation to eliminate El Paso’s Series A Junior Participating Preferred Stock.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 9—Stockholder proposal regarding pay disparity report.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 10—Stockholder proposal regarding indexed options for senior executives.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 11—Stockholder proposal regarding stockholder approval of any adoption of a poison pill.

FOR ☐	AGAINST ☐	ABSTAIN ☐

IMPORTANT: THIS PROXY MUST BE SIGNED TO BE VALID.

Dated:

Signature

Title or Authority

Signature (if held jointly)

Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person. The proxy card votes all shares in all capacities.

PLEASE SIGN AND DATE THIS PROXY BEFORE MAILING THE PROXY IN THE ENCLOSED ENVELOPE.

If you have any questions or need assistance in voting your shares, please contact Innisfree M&A Incorporated toll free at (877) 750-5837 or if you are a bank or broker please call collect at (212) 750-5833.

CONFIDENTIAL VOTING INSTRUCTIONS

Solicited by Selim K. Zilkha

Annual Meeting of the Stockholders of

El Paso Corporation

June 17, 2003

To: Deutsche Bank Trust Company Americas,

Trustee Under El Paso Corporation Retirement Savings Plan

The undersigned hereby appoints the Trustee to vote the proxies for the undersigned and authorizes them to represent and vote, as designated, all of the full and fractional shares of common stock of El Paso Corporation, credited to my account under the referenced Plan, held of record by the undersigned on May 2, 2003 at the Annual Meeting of the stockholders of El Paso Corporation to be held at the George R. Brown Convention Center, located at 1001 Avenida de las Americas, Houston, Texas on June 17, 2003 at 2:00 p.m. Central time, and at any adjournments, postponements, reschedulings or continuations of such meeting for the purposes identified in this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for director should be unavailable to serve for election, in accordance with and as described in Selim K. Zilkha’s Proxy Statement. This is not a solicitation on behalf of, or in support of, the Board of Directors of El Paso Corporation.

YOUR VOTE IS CONFIDENTIAL AND WILL NOT BE DISCLOSED TO EL PASO CORPORATION.

The trustee is directed to vote as specified hereon. If you validly execute and return this card to the Trustee by June 13, 2003 without indicating your vote on one or more of the following proposals, you will be deemed to have voted as follows with respect to any such proposals: FOR proposals 1 through 9, and 11, and to have abstained from voting on proposal 10. This proxy card, if validly executed and returned, will revoke any previously executed proxy with respect to all proposals.

If no proxy is returned to the Trustee, the Trustee will vote the shares of stock represented by this proxy in the same proportion as those shares for which the Trustee did receive clear and timely instructions from other plan participants.

Selim K. Zilkha strongly recommends that stockholders vote FOR proposals 1 through 9, and 11:

Proposal 1—To amend El Paso Corporation’s By-Laws to fix the number of directors at nine.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2—To elect each of R. Gerald Bennett, C. Robert Black, Charles H. Bowman, Ronald J. Burns, Stephen D. Chesebro’, Ted Earl Davis, John J. Murphy, John V. Singleton and Selim K. Zilkha to El Paso Corporation’s Board of Directors, in lieu of any persons who may be nominated by El Paso Corporation’s incumbent Board of Directors or by any other person.

FOR ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐

(Instruction: If you wish to vote for the election of less than all of the nominees, check the “FOR” box above and write the name of the person(s) you do not wish elected in the following space:                                                                         . If no box is marked above with respect to this Proposal, the undersigned will be deemed to vote for such Proposal, except that the undersigned will not be deemed to vote for the election of any candidate whose name is written in the space provided above.)

Proposal 3—To amend El Paso Corporation’s By-Laws to delete advance notice applicable to director nominations.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4—To amend El Paso’s By-Laws to repeal changes made after November 7, 2002 (other than the amendments effected by Proposals 1 and 3).

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 5—To require that action be taken at the Annual Meeting on proposals 1 to 4 above in the sequence indicated and before any other business is conducted.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The following proposals have been submitted by either the Board of Directors of the Company or various other shareholders of the Company:

Proposal 6—Board of Directors proposal to ratify appointment of PricewaterhouseCoopers LLP as independent certified public accountants for fiscal year ending December 31, 2003.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 7—Board of Directors proposal to amend El Paso’s Restated Certificate of Incorporation to eliminate Article 12 containing a “fair price” provision.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 8—Board of Directors proposal to amend El Paso’s Restated Certificate of Incorporation to eliminate El Paso’s Series A Junior Participating Preferred Stock.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 9—Stockholder proposal regarding pay disparity report.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 10—Stockholder proposal regarding indexed options for senior executives.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 11—Stockholder proposal regarding stockholder approval of any adoption of a poison pill.

FOR ☐	AGAINST ☐	ABSTAIN ☐

IMPORTANT: THIS PROXY MUST BE SIGNED TO BE VALID.

Dated:

Signature

Signature (if held jointly)

Title or Authority

Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person. The proxy card votes all shares in all capacities.

PLEASE SIGN AND DATE THIS PROXY BEFORE MAILING THE PROXY IN THE ENCLOSED ENVELOPE.

If you have any questions or need assistance in voting your shares, please contact Innisfree M&A Incorporated toll free at (877) 750-5837 or if you are a bank or broker please call collect at (212) 750-5833.

CONFIDENTIAL VOTING INSTRUCTIONS

PROXY

Solicited by Selim K. Zilkha

Annual Meeting of the Stockholders of

El Paso Corporation

June 17, 2003

To: Deutsche Bank Trust Company Americas,

Trustee Under El Paso Corporation Benefits Protection Trust

The undersigned hereby appoints the Trustee to vote the proxies for the undersigned and authorizes them to represent and vote, as designated, all of the full and fractional shares of common stock of El Paso Corporation, credited to my account under the referenced Trust, held of record by the undersigned on May 2, 2003 at the Annual Meeting of the stockholders of El Paso Corporation to be held at the George R. Brown Convention Center, located at 1001 Avenida de las Americas, Houston, Texas on June 17, 2003 at 2:00 p.m. Central time, and at any adjournments, postponements, reschedulings or continuations of such meeting for the purposes identified in this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for director should be unavailable to serve for election, in accordance with and as described in Selim K. Zilkha’s Proxy Statement. This is not a solicitation on behalf, or in support of, the Board of Directors of El Paso Corporation.

YOUR VOTE IS CONFIDENTIAL AND WILL NOT BE DISCLOSED TO EL PASO CORPORATION.

The Trustee is directed to vote as specified hereon. If you validly execute and return this card to the Trustee by June 13, 2003 without indicating your vote on one or more of the following proposals, you will be deemed to have voted as follows with respect to any such proposals: FOR proposals 1 through 9, and 11, and to have abstained from voting on proposal 10. This proxy card, if validly executed and returned, will revoke any previously executed proxy with respect to all proposals.

If no proxy is returned to the Trustee, the Trustee will vote the shares represented by this proxy in its discretion.

Selim K. Zilkha strongly recommends that stockholders vote FOR proposals 1 through 9, and 11:

Proposal 1—To amend El Paso Corporation’s By-Laws to fix the number of directors at nine.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2—To elect each of R. Gerald Bennett, C. Robert Black, Charles H. Bowman, Ronald J. Burns, Stephen D. Chesebro’, Ted Earl Davis, John J. Murphy, John V. Singleton and Selim K. Zilkha to El Paso Corporation’s Board of Directors, in lieu of any persons who may be nominated by El Paso Corporation’s incumbent Board of Directors or by any other person.

FOR ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐

(Instruction: If you wish to vote for the election of less than all of the nominees, check the “FOR” box above and write the name of the person(s) you do not wish elected in the following space:                                                                         . If no box is marked above with respect to this Proposal, the undersigned will be deemed to vote for such Proposal, except that the undersigned will not be deemed to vote for the election of any candidate whose name is written in the space provided above.)

Proposal 3—To amend El Paso Corporation’s By-Laws to delete advance notice applicable to director nominations.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4—To amend El Paso’s By-Laws to repeat changes made after November 7, 2002 (other than the amendments effected by Proposals 1 and 3).

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 5—To require that action be taken at the Annual Meeting on proposals 1 to 4 above in the sequence indicated and before any other business is conducted.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The following proposals have been submitted by either the Board of Directors of the Company or various other shareholders of the Company:

Proposal 6—Board of Directors proposal to ratify appointment of PricewaterhouseCoopers LLP as independent certified public accountants for fiscal year ending December 31, 2003.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 7—Board of Directors proposal to amend El Paso’s Restated Certificate of Incorporation to eliminate Article 12 containing a “fair price” provision.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 8—Board of Directors proposal to amend El Paso’s Restated Certificate of Incorporation to eliminate El Paso’s Series A Junior Participating Preferred Stock.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 9—Stockholder proposal regarding pay disparity report.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 10—Stockholder proposal regarding indexed options for senior executives.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 11—Stockholder proposal regarding stockholder approval of any adoption of a poison pill.

FOR ☐	AGAINST ☐	ABSTAIN ☐

IMPORTANT: THIS PROXY MUST BE SIGNED TO BE VALID.

Dated:

Signature

Signature (if held jointly)

Title or Authority

Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person. The proxy card votes all shares in all capacities.

PLEASE SIGN AND DATE THIS PROXY BEFORE MAILING THE PROXY IN THE ENCLOSED ENVELOPE.

If you have any questions or need assistance in voting your shares, please contact Innisfree M&A Incorporated toll free at (877) 750-5837 or if you are a bank or broker please call collect at (212) 750-5833.

CONFIDENTIAL VOTING INSTRUCTIONS

Solicited by Selim K. Zilkha

Annual Meeting of the Stockholders of

El Paso Corporation

June 17, 2003

To: The Management Board of the Coastal Aruba Thrift Foundation,

Management Board of the Coastal Aruba Refining Company, N.V. Thrift Plan

The undersigned hereby appoints the Management Board of the Coastal Aruba Thrift Foundation to vote the proxies for the undersigned and authorizes them to represent and vote, as designated, all of the full and fractional shares of common stock of El Paso Corporation, credited to my account under the referenced Plan, held of record by the undersigned on May 2, 2003 at the Annual Meeting of the stockholders of El Paso Corporation to be held at the George R. Brown Convention Center, located at 1001 Avenida de las Americas, Houston, Texas on June 17, 2003 at 2:00 p.m. Central time, and at any adjournments, postponements, reschedulings or continuations of such meeting for the purposes identified in this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for director should be unavailable to serve for election, in accordance with and as described in Selim K. Zilkha’s Proxy Statement. This is not a solicitation on behalf, or in support of, the Board of Directors of El Paso Corporation.

YOUR VOTE IS CONFIDENTIAL AND WILL NOT BE DISCLOSED TO EL PASO CORPORATION.

The Trustee is directed to vote as specified hereon. If you validly execute and return this card to the Management Board by June 13, 2003 without indicating your vote on one or more of the following proposals, you will be deemed to have voted as follows with respect to any such proposals: FOR proposals 1 through 9, and 11, and to have abstained from voting on proposal 10. This proxy card, if validly executed and returned, will revoke any previously executed proxy with respect to all proposals.

If no proxy is returned to the Management Board, the Management Board will vote the shares represented by this proxy in its discretion.

Selim K. Zilkha strongly recommends that stockholders vote FOR proposals 1 through 9, and 11:

Proposal 1—To amend El Paso Corporation’s By-Laws to fix the number of directors at nine.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2—To elect each of R. Gerald Bennett, C. Robert Black, Charles H. Bowman, Ronald J. Burns, Stephen D. Chesebro’, Ted Earl Davis, John J. Murphy, John V. Singleton and Selim K. Zilkha to El Paso Corporation’s Board of Directors, in lieu of any persons who may be nominated by El Paso Corporation’s incumbent Board of Directors or by any other person.

FOR ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐

(Instruction: If you wish to vote for the election of less than all of the nominees, check the “FOR” box above and write the name of the person(s) you do not wish elected in the following space:                                                                         . If no box is marked above with respect to this Proposal, the undersigned will be deemed to vote for such Proposal, except that the undersigned will not be deemed to vote for the election of any candidate whose name is written in the space provided above.)

Proposal 3—To amend El Paso Corporation’s By-Laws to delete advance notice applicable to director nominations.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4—To amend El Paso’s By-Laws to repeal changes made after November 7, 2002 (other than the amendments effected by Proposals 1 and 3).

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 5—To require that action be taken at the Annual Meeting on proposals 1 to 4 above in the sequence indicated and before any other business is conducted.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The following proposals have been submitted by either the Board of Directors of the Company or various other shareholders of the Company:

Proposal 6—Board of Directors proposal to ratify appointment of PricewaterhouseCoopers LLP as independent certified public accountants for fiscal year ending December 31, 2003.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 7—Board of Directors proposal to amend El Paso’s Restated Certificate of Incorporation to eliminate Article 12 containing a “fair price” provision.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 8—Board of Directors proposal to amend El Paso’s Restated Certificate of Incorporation to eliminate El Paso’s Series A Junior Participating Preferred Stock.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 9—Stockholder proposal regarding pay disparity report.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 10—Stockholder proposal regarding indexed options for senior executives.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 11—Stockholder proposal regarding stockholder approval of any adoption of a poison pill.

FOR ☐	AGAINST ☐	ABSTAIN ☐

IMPORTANT: THIS PROXY MUST BE SIGNED TO BE VALID.

Dated:

Signature

Title or Authority

Signature (if held jointly)

Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person. The proxy card votes all shares in all capacities.

PLEASE SIGN AND DATE THIS PROXY BEFORE MAILING THE PROXY IN THE ENCLOSED ENVELOPE.

If you have any questions or need assistance in voting your shares, please contact Innisfree M&A Incorporated toll free at (877) 750-5837 or if you are a bank or broker please call collect at (212) 750-5833.

CONFIDENTIAL VOTING INSTRUCTIONS

PROXY

Solicited by Selim K. Zilkha

Annual Meeting of the Stockholders of

El Paso Corporation

June 17, 2003

To: Deutsche Bank Trust Company Americas,

Trustee Under the Coastal Corporation Employees’ Stock Ownership Plan

The undersigned hereby appoints the Trustee to vote the proxies for the undersigned and authorizes them to represent and vote, as designated, all of the full and fractional shares of common stock of El Paso Corporation, credited to my account under the referenced Trust, held of record by the undersigned on May 2, 2003 at the Annual Meeting of the stockholders of El Paso Corporation to be held at the George R. Brown Convention Center, located at 1001 Avenida de las Americas, Houston, Texas on June 17, 2003 at 2:00 p.m. Central time, and at any adjournments, postponements, reschedulings or continuations of such meeting for the purposes identified in this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for director should be unavailable to serve for election, in accordance with and as described in Selim K. Zilkha’s Proxy Statement. This is not a solicitation on behalf, or in support of, the Board of Directors of El Paso Corporation.

YOUR VOTE IS CONFIDENTIAL AND WILL NOT BE DISCLOSED TO EL PASO CORPORATION.

The Trustee is directed to vote as specified hereon. If you validly execute and return this card to the Trustee by June 13, 2003 without indicating your vote on one or more of the following proposals, you will be deemed to have voted as follows with respect to any such proposals: FOR proposals 1 through 9, and 11, and to have abstained from voting on proposal 10. This proxy card, if validly executed and returned, will revoke any previously executed proxy with respect to all proposals.

If no proxy is returned to the Trustee, the Trustee will vote the shares represented by this proxy in its discretion.

Selim K. Zilkha strongly recommends that stockholders vote FOR proposals 1 through 9, and 11:

Proposal 1—To amend El Paso Corporation’s By-Laws to fix the number of directors at nine.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2—To elect each of R. Gerald Bennett, C. Robert Black, Charles H. Bowman, Ronald J. Burns, Stephen D. Chesebro’, Ted Earl Davis, John J. Murphy, John V. Singleton and Selim K. Zilkha to El Paso Corporation’s Board of Directors, in lieu of any persons who may be nominated by El Paso Corporation’s incumbent Board of Directors or by any other person.

FOR ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐

(Instruction: If you wish to vote for the election of less than all of the nominees, check the “FOR” box above and write the name of the person(s) you do not wish elected in the following space:                                                                         . If no box is marked above with respect to this Proposal, the undersigned will be deemed to vote for such Proposal, except that the undersigned will not be deemed to vote for the election of any candidate whose name is written in the space provided above.)

Proposal 3—To amend El Paso Corporation’s By-Laws to delete advance notice applicable to director nominations.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4—To amend El Paso’s By-Laws to repeat changes made after November 7, 2002 (other than the amendments effected by Proposals 1 and 3).

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 5—To require that action be taken at the Annual Meeting on proposals 1 to 4 above in the sequence indicated and before any other business is conducted.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The following proposals have been submitted by either the Board of Directors of the Company or various other shareholders of the Company:

Proposal 6—Board of Directors proposal to ratify appointment of PricewaterhouseCoopers LLP as independent certified public accountants for fiscal year ending December 31, 2003.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 7—Board of Directors proposal to amend El Paso’s Restated Certificate of Incorporation to eliminate Article 12 containing a “fair price” provision.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 8—Board of Directors proposal to amend El Paso’s Restated Certificate of Incorporation to eliminate El Paso’s Series A Junior Participating Preferred Stock.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 9—Stockholder proposal regarding pay disparity report.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 10—Stockholder proposal regarding indexed options for senior executives.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 11—Stockholder proposal regarding stockholder approval of any adoption of a poison pill.

FOR ☐	AGAINST ☐	ABSTAIN ☐

IMPORTANT: THIS PROXY MUST BE SIGNED TO BE VALID.

Dated:

Signature

Signature (if held jointly)

Title or Authority

Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person. The proxy card votes all shares in all capacities.

PLEASE SIGN AND DATE THIS PROXY BEFORE MAILING THE PROXY IN THE ENCLOSED ENVELOPE.

If you have any questions or need assistance in voting your shares, please contact Innisfree M&A Incorporated toll free at (877) 750-5837 or if you are a bank or broker please call collect at (212) 750-5833.